Post-Qualification Amendment No. 6

File No. 024-11750

This Post-Qualification Amendment No. 6 amends the Offering Statement of Here Collection LLC originally qualified on August 16, 2022, as previously amended and supplemented, to add, update and/or replace information contained in the Offering Statement.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED AUGUST 17, 2022

HERE COLLECTION LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

1111 Brickell Ave, 10th Floor

Miami, FL 33131

www.here.co

		Series Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer		Proceeds to Other Persons
Series #4 Interests	Per Unit	$1.00	$0.01	$0.99	(2)	N/A
	Total Minimum	$470,480.00	$34,704.80	$465,775.20		N/A
	Total Maximum	$568,723.00	$5,687.23	$563,035.77		N/A

Series #6 Interests	Per Unit	$1.00	$0.01	$0.99	(2)	N/A
	Total Minimum	$404,505.05	$40045.05	$400,460.00		N/A
	Total Maximum	$512,176.77	$5,121.77	$507,055.00		N/A

Series #7 Interests	Per Unit	$1.00	$0.01	$0.99	(2)	N/A
	Total Minimum	$941,313.13	$9,413.13	$931,900.00		N/A
	Total Maximum	$1,189,570.71	$11,895.71	$1,177,675.00		N/A

Series #8 Interests	Per Unit	$1.00	$0.01	$0.99	(2)	N/A
	Total Minimum	$427,676.77	$4,276.77	$423,400.00		N/A
	Total Maximum	$558,383.84	$5,583.84	$552,800.00		N/A

Series #9 Interests	Per Unit	$1.00	$0.01	$0.99	(2)	N/A
	Total Minimum	$693,232.32	$6,932.32	$686,300.00		N/A
	Total Maximum	$883,282.83	$8,832.83	$874,450.00		N/A

Series #10 Interests	Per Unit	$1.00	$0.01	$0.99	(2)	N/A
	Total Minimum	$908,838.38	$9,088.38	$899,750.00		N/A
	Total Maximum	$1,204,434.34	$12,044.34	$1,192,390.00		N/A

Series #11 Interests	Per Unit	$1.00	$0.01	$0.99	(2)	N/A
	Total Minimum	$1,121,212.12	$11,212.12	$1,110,000.00		N/A
	Total Maximum	$1,445,454.55	$14,454.55	$1,431,000.00		N/A

(1)

The company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission but it does not include the one-time expense allowance of $5,000, or consulting fees of $20,000 payable by the company to Dalmore. See “Plan of Distribution” for details. The company intends to distribute all offerings of Series Interests in any Series of the company principally through Here Collection LLC as described in greater detail under “Plan of Distribution.”

(2)

The company anticipates incurring approximately $126,480 of offering expenses (not including commissions or state filing fees), which it expects to allocate among all Series, including those created in the future, with commissions allocated directly to the Series Interests being sold in the offering.

The minimum subscription per investor is 100 Series Interests ($100).

This offering will terminate at the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date at which the offering is earlier terminated by the company, in our Managing Member’s sole discretion or (iii) the date that is three years from this offering being qualified by the United States Securities and Exchange Commission (the “Commission” or “SEC”). At least every 12 months after this offering has been qualified by the SEC the company will file a post-qualification amendment to include the company’s recent financial statements. In addition, the company intends to periodically file a post-qualification amendment to include additional Series Interests to this offering. The company has engaged Atlantic Capital Bank, N.A. as an escrow agent (the “Escrow Agent”) to hold funds tendered by investors. The company may undertake one or more closings for each Series on a rolling basis after the minimum offering amount for that Series, if any, is reached and, after each closing, funds tendered by investors will be available to such Series.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 7.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that the company becomes a reporting company under the Securities Exchange Act of 1934, the company intends to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Ongoing Reporting and Supplements to This Offering Circular — Implications of Being an Emerging Growth Company.”

The date of this Offering Circular is [DATE], 2022.

In the offering statement (“Offering Statement”) of which this offering circular (“Offering Circular”) forms a part, the terms “Here Collection LLC” “Here Collection,” “we,” “us, “our,” the “company” and similar terms refer to Here Collection LLC (formerly Here 001 LLC), a Delaware series limited liability company; “Here” refers to the company’s parent Here Investments Inc., together with its consolidated subsidiaries unless the context indicates otherwise; “Here PM” refers to Here PM LLC, a subsidiary of Here and the Property Manager for the properties held or to be held by the Series; and “Here Acquisition” refers to Here Acquisition LLC, a subsidiary of Here and the potential seller of property to be held by a Series to the extent set forth in this Offering Circular.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE MANAGING MEMBER. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT THE MANAGING MEMBER’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

i

SERIES OFFERING TABLE

The table below shows key information related to the offering of each Series, as of the date of this Offering Circular.* Please also refer to “The Company’s Business – Property Overview” and “Use of Proceeds” for further details.

Series Name	Underlying Asset(s)	Offering Price per Series Interest	Maximum Offering Size	Minimum / Maximum / Subscribed Series Interests(1)	Initial Qualification Date(2)	Open Date(3)	Closing Date	Status*
Series #1	Residential property located at 1989 Loraine Rd., Largo, FL 33774	$1.00	$389,340	350,410 / 389,340 / 389,340	February 28, 2022	March 1, 2022	April 5, 2022	Closed

Series #2	Residential property located at 335 Maple Ridge Dr., Big Bear City, CA 92314	$1.00	$449,444	357,903 / 449,444 / 449,444	June 13, 2022	June 13, 2022	August 11, 2022	Closed

Series #3	Residential property located at 1182 Ski Mountain Rd., Gatlinburg, TN 37738	$1.00	$393,939	312,525 / 393,939 / 393,939	June 13, 2022	June 13, 2022	August 15, 2022	Closed

Series #4	Residential property located at 4726 Avenida La Flora Desierta, Joshua Tree, CA 92252	$1.00	$568,723	470,480 / 568,723 / 0	June 13, 2022	June 13, 2022	--	Open

Series #6	Residential property located at 3903 Mendocino Dr, Galveston, TX 77554	$1.00	$512,176	404,505 / 512,176 / 0	August 16, 2022	August 16, 2022	--	Open

Series #7	Residential property located at 24 Tano Vida, Santa Fe, NM 87506	$1.00	$1,189,570	941,313 / 1,189,570/ 0	August 16, 2022	August 16, 2022	--	Open

Series #8	Residential property located at 326 Tanglewood Cv, Blue Ridge, GA 30513	$1.00	$558,383	427,676 / 558,383/ 0	August 16, 2022	August 16, 2022	--	Open

Series #9	Residential property located at 4520 N Quartz Hill Dr, Tucson, AZ 85750	$1.00	$883,283	693,232 / 883,283 / 0	--	--	--	Pending

Series #10	Residential property located at 2005 Montclair St, San Diego, CA 92104	$1.00	$1,204,434	908,838 / 1,204,434/ 0	--	--	--	Pending

Series #11	Residential property located at 25 E Circle Dr, Sedona, AZ 86336	$1.00	$1,445,454	1,121,212 / 1,445,454/ 0	--	--	--	Pending

*	Following qualification of our prior post-qualification offering statement amendment, the company determined to not offer Series #5.

(1)

For open offerings, each row states, with respect to the given offering, the minimum and maximum number of Series Interests offered and the number of subscriptions for Series Interests received as of the date of this offering circular, but the closing of such offering has not yet taken place. For any closed offerings, each row would state the actual number of Series Interests sold. The aggregate maximum offering amount for all Series combined is $7,594,746

(2)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.
(3)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

SUMMARY

This summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in the company’s Series Interests, you should carefully read this entire Offering Circular, including the company’s financial statements and related notes. You should also consider, among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company

Here Collection LLC, a Delaware series limited liability company was formed on June 15, 2021 as a wholly owned subsidiary of Here Investments Inc., a Delaware corporation. Here Collection is an investment vehicle that intends to enable investors to own fractional ownership of a specific vacation rental property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management. We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will be treated as a corporation for U.S. federal income tax purposes.

The company intends to establish separate Series for the holding of vacation rental properties to be acquired by the company. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the company will be enforceable against the assets of the applicable Series only, and not against the assets of the company. In addition, Here Collection will manage all Underlying Assets related to the various Series including the sales of property, property vacation bookings, maintenance and insurance.

It is not anticipated that any Series would own any assets other than its respective real estate property and associated assets, the reason for which the applicable Series was created (the “Underlying Asset(s)”), plus cash reserves for maintenance, storage, insurance and other expenses pertaining to such Underlying Assets and amounts earned by each Series from the monetization of the Underlying Asset. It is intended that owners of a Series Interest in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series, which would include the allocated portion of shared fees, costs and expenses that our Managing Member has allocated to such Series as discussed under “The Company’s Business – Allocations of Expenses.”

For example, an investor who acquires Series Interests in Series #1 will only have assets, liabilities, profits and losses pertaining to the property located at 1989 Loraine Rd., Largo, FL 33774. Similarly, an investor who acquires Series Interests in Series #2 will only have assets, liabilities, profits and losses pertaining to the property located at 335 Maple Ridge Dr, Big Bear City, CA 92314.

Here PM, a subsidiary of Here, will serve as the property manager responsible for managing each Series’ Underlying Assets (the “Property Manager”) as described in the Property Management Agreements between Here PM and the respective Series.

Here will serve as the managing member (the “Managing Member”) responsible for the day-to-day management of the company and each Series. Each Series may purchase the property from a third party or from Here or its subsidiary, such as was the case with Series #1.

Our Series LLC Structure

Each property that we acquire will be owned by a separate series of our company that we will establish to acquire that property. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law. This would include contractual obligations under the Property Management Agreement that each Series will enter into with respect to the management of the specific property. This would also include the portion of any shared fees, costs or expenses that have been allocated to the Series, as discussed below and under “The Company’s Business – Allocations of Expenses.”

For ease of understanding the company’s business structure, we have included the organizational chart below:

Here Investments Inc.
(Managing Member)
Here PM LLC
(Property Manager)
Here Collection LLC
(Delaware Series LLC)
Prior Qualified Series
Series #9
Series #10
Series #11
Additional Series

We source properties from public listings of properties for sale in geographic areas that we determine have desirable characteristics for short-term rentals, considering factors such as the general type and configuration of existing vacation rentals, the demand for vacation rentals, median occupancy rates and growth trends in the number of active rentals.

Once Here identifies a property and agrees to a price with the sellers, it or one of its controlled affiliates will enter into a purchase agreement for the property. Generally, Here expects to assign the contract to the relevant Series for the purchase of a specific residential property directly by the Series. However, there may be circumstances or timing considerations that result in Here or one of its wholly owned subsidiaries acquiring the property directly from the third party seller for further sale to the Series once sufficient funding has been obtained.

In cases where the Series purchases the property directly from a third party Seller, it would use the proceeds of the offering for that Series to purchase the property and may finance a portion of the purchase price with a mortgage or other third party financing. If the purchase agreement for the property does not include a financing condition or the financing contingency has expired and the closing for the property occurs prior to sufficient minimum proceeds being received, Here or an affiliate may provide a loan to the Series, upon the terms described under “The Company’s Business – Intended Business Process” below, to finance all or part of the purchase price of the property. Such loan would be repaid to Here by the applicable Series with the proceeds of its offering, with any remaining proceeds being used first to fund any anticipated renovation costs and furnishing expenses for the property to prepare it for rent, then to pay the service fee to our Managing Member and the remainder held by the Series as operating reserves, depending on the amount raised in the offering for that Series.

If Here or one of its affiliates purchases the property directly, then, after the relevant Series has obtained sufficient financing, that Series would purchase the property for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses actually incurred by Here prior to the sale to the Series. Any remaining proceeds from offering of such Series would be first allocated to pay the service fee and the remainder held by the Series as operating reserves.

Distributions

We intend, but are not obligated to, distribute 100% of the Free Cash Flows of a Series, after reimbursing Here PM, as Property Manager, for expenses incurred on behalf of a Series, plus accrued interest, and creating such reserves as the Managing Member deems necessary. A Series’ net income, and therefore, its Free Cash Flows, will be reduced by the expenses of that Series, including the following fees paid to our Managing Member and its affiliates, which are described in more detail below:

●	Property Management Fee

●	Asset Management Fee

●	Service Fee

We and Here determined these fees internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties. After payment of all of the above fees, all other cash expenses and capital expenditures by the Series, it may not generate sufficient revenue to produce any Free Cash Flows or make distribution to investors.

Please see below and “Securities Being Offered – Distributions” for a more detailed discussion of the calculation of distributions to investors and the compensation paid to our Managing Member and its affiliates, as well as the defined terms used above.

Compensation Paid to our Managing Member and its Affiliates

Compensation from Series

Each Series will pay the following fees:

Here Service Fee: If a Series raises the maximum offering amount for that Series, a portion of the proceeds would be paid to our Managing Member as a service fee, which is set forth in the Certificate of Designation for the relevant Series and discussed under “Use of Proceeds” below. The service fee represents a fee payable in connection with the search and negotiation of the property purchase and coordination of the work needed to prepare the property for rental. Our Managing Member determines this fee for each Series and sets the amount between 10-15% of the contractual purchase price of the relevant property acquired by the Series plus 10-15% of the anticipated costs of repairs and furnishings (but not capital expenditures) required to prepare the property for listing and rent. Please see “Use of Proceeds” for the service fee applicable to each specific Series. To the extent that a Series raises less than the maximum offering amount resulting in insufficient funds to pay the service fee, the company may choose to expense the balance of the service fee, which would be deducted from revenues generated by the relevant property, or Here may increase its investment in the relevant Series Interests to cover the balance of the service fee.

Asset Management Fees: On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of Series Interests, the Series will pay the Managing Member an asset management fee, payable quarterly in arrears, equal to 0.25% (1% annualized) of Asset Value as of the last day of the immediately preceding quarter. “Asset Value” at any date means the fair market value of assets in a Series representing the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such assets in an arm’s length transaction, determined by the Managing Member in its sole discretion. We intend, but are not obligated to, obtain a third party valuation of the assets of each Series to determine “Asset Value”.

Property Management Fees: Each Series will pay, monthly, a property management fee to the Property Manager, a controlled affiliate of our Managing Member, equal to a percentage (as specified in the relevant Property Management Agreement) of the Gross Receipts received by the Series during the immediately preceding month. We and Here generally seek to set these fees to be comparable to prevailing market rates for the management of vacation rental properties in the relevant geographic area. These fees are expected to range from 25% to 40% of the Gross Receipts of the Series. We have entered into separate property management agreements with each Series.

“Gross Receipts” means (i) receipts from the short-term or long-term rental of the Underlying Assets; (ii) receipts from rental escalations, late charges and/or cancellation fees (iii) receipts from tenants for reimbursable operating expenses; (iv) receipts from concessions granted or goods or services provided in connection with the Underlying Assets or to the tenants or prospective tenants; (v) other miscellaneous operating receipts; and (vi) proceeds from rent or business interruption insurance, excluding (A) tenants’ security or damage deposits until the same are forfeited by the person making such deposits; (B) property damage insurance proceeds; and (C) any award or payment made by any governmental authority in connection with the exercise of any right of eminent domain. See “The Company’s Business – Property Management Agreements with Here PM.

We and Here determined these fees internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties.

Other Compensation payable to Here

HREO, LLC, an affiliate of Here, may receive a real estate commission referral fee from property sellers.

Other Costs and Expenses

Each Series will bear all expenses of the applicable Underlying Asset, including fees, costs and expenses attributable to more than one Series and allocated among the relevant Series. As of the date of this Offering Circular, fees that we have identified to be allocated among the Series, once all Series have been established and funded, are the following estimated offering expenses:

●

Dalmore Fees: $20,000 consulting fees plus a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with this offering.

●	Audit Fees: $6,480

●	Legal Fees: $70,000

●	Escrow Agent Fees (estimated): $25,000

●	State filing fees (estimated): $13,000

Any fees, costs or expenses that are allocated among multiple Series will be equal, in the aggregate, to the amount actually incurred, without any mark-up. Once allocated, the portion of those fees, costs and expenses will become expenses and liabilities of the relevant Series and we would generally expect them to be paid out of the cash reserves or revenues of that Series in the ordinary course. If a Series does not have sufficient cash reserves and revenues to meet its operating expenses, the Managing Member may loan funds to a Series to pay such expenses and charge a reasonable rate of interest. Under the Property Management Agreement of each Series, to the extent that the Property Manager of such Series incurs expenses on behalf of that Series, the Series will reimburse the Property Manager for any such expenses together with a reasonable rate of interest.

The Current Offering

Securities Being Offered:

We are offering the minimum and maximum number of Series Interests of each Series at a price per Series Interest set forth in the “Series Offering Table” section above. Our Managing Member will own a minimum of between 0.10% to 1.0% and may own a maximum of 51% of the Series Interests of each Series at closing, although such minimum and maximum thresholds may be waived or modified by our Managing Member in its sole discretion. Our Managing Member may sell these Series Interests at any time after the applicable closing.

Each Series of Series Interests is intended to be a separate Series of our company for purposes of assets and liabilities. See “Securities Being Offered” for further details. The Series Interests will be non-voting except with respect to certain matters set forth in our Amended and Restated Series Limited Liability Company Agreement dated January 28, 2022, as amended from time to time (the “Operating Agreement”) including the Series Designations applicable to the Series. The purchase of Series Interests in a Series is an investment only in that Series and not an investment in our company as a whole.

Minimum and maximum subscription:

The minimum subscription by an investor is 100 Series Interests and the maximum subscription by any investor is for Series Interests representing 19.9% of the total Series Interests of a particular Series, although such minimum and maximum thresholds may be waived or modified by our Managing Member in its sole discretion. See “Plan of Distribution” for additional information.

Use of Proceeds:

Net proceeds from the sale of Series Interests will be used to purchase the relevant Underlying Assets set forth in the “Series Offering Table” above, pay a service fee to Here, and to create a maintenance reserve for the applicable Underlying Assets. Our Managing Member initially bears all offering expenses, other than brokerage commissions, on behalf of each Series and such expenses will be allocated among and reimbursed by all Series established by Here Collection. See “Use of Proceeds” for further details.

Selected Risks

The company’s business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset.

●

If the company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same Series Interests as them.

●	We and Here determined the amount of fees paid to Here and its affiliates internally without any independent assessment of comparable market fees.

●	Each Series will rely on its Property Manager, Here PM, to manage each property.

●

If we fail to manage our growth, we may not have access sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer.

●	If Here fails to attract and retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer.

●	There is competition for time among the various entities sharing the same management team.

●	The company has limited operating history for investors to evaluate.

●	Possible changes in tax laws may have an adverse effect on an investment in any Series Interests.

●	The company’s Managing Member can determine in its sole discretion whether to suspend the redemption provision of the company’s Operating Agreement.

●	The company’s consolidated financial statements include a going concern opinion.

●	If a Series does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period.

●	Competition with other parties for real estate investments may reduce the company’s ability to offer additional Series.

●	The company may not raise sufficient funds to achieve its business objectives.

●	The Managing Member has full discretion as to the use of proceeds from the offering.

●	There is currently no trading market for the Series Interests.

●	The redemption plan offered by each Series is limited and may be amended, suspended or terminated by the Managing Member at any time.

●	The purchase prices for the Series Interests have been arbitrarily determined.

●	The Series’ real estate and real estate-related assets will be subject to the risks typically associated with real estate.

●

We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.

●	The performance of any real estate asset is likely to fluctuate significantly due to seasonality.

●	The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.

●

Investor subscription payments are irrevocable and will be held in escrow pending the initial closing and/or acceptance of an investor’s subscription but will not earn interest if returned to the investor.

●	The market in which a Series participates is competitive and, if it does not compete effectively, its operating results could be harmed.

●	Each Series will be dependent on the vacation rental platforms through which it lists its properties.

●	A vacation rental property could be difficult to sell, which could diminish the return on the Underlying Assets.

●	The Managing Member may decide to sell property which could conflict with an investor’s interests.

●

A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to a decrease in bookings, cancellations and lower rental rates in those markets.

●	Lawsuits may arise between a Series and its tenants resulting in lower cash distributions to investors.

●	Costs imposed pursuant to governmental laws and regulations may reduce a Series’ net income and the cash available for distributions to its investors.

●

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company’s investors.

●	Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

●	Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce a Series’ cash flows and the return on investment.

●

The company’s Operating Agreement and subscription agreement (the “Subscription Agreement”) each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.

●

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

●	A Series’ results of operations may be negatively impacted by the coronavirus outbreak.

●	Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect a Series’ business.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to our Structure, Operation and Performance

An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset. A purchase of Series Interests in a Series does not constitute an investment in either the company or an Underlying Asset directly, or in any other Series Interest. This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the company, described further herein. Investors will have limited voting rights. Thus, the Managing Member and the Property Manager retain significant control over the management of the company, each Series and the Underlying Assets.

Furthermore, because the Series Interests in a Series do not constitute an investment in the company as a whole, holders of the Series Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Property Manager will receive a fee in respect of its management of the Underlying Asset.

Liability of investors between Series. The company is structured as a Delaware series limited liability company that issues a separate Series Interests for specific Underlying Assets. Each Series will merely be a separate Series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding Series Interests in one Series is segregated from the liability of investors holding Series Interests in another Series and the assets of one Series are not available to satisfy the liabilities of other Series.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same Series Interests as them and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series.  The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Series Interests or the likelihood of any distributions being made by a particular Series to its investors.

In addition, the company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the company generally where the assets of such other Series or of the company generally are insufficient to meet its liabilities.

If any fees, costs and expenses of the company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series to be issued).  Although the Managing Member will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “The Company’s Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series and therefore, there is a risk that a Series may bear a proportion of the fees, costs and expenses for a service or product for which another Series received a disproportionately high benefit.

We and Here determined the amount of fees paid to Here and its affiliates internally without any independent assessment of comparable market fees. We and Here determined internally the rate of property management fees that are set forth in the Property Management Agreement for each Series. While we and Here generally seek to set these fees to be comparable to prevailing market rates in the relevant geographic area, we have determined the fee rates without any independent assessment of comparable market fees. Similarly, we have determined the amount of the asset management fee, as set forth in the Operating Agreement, and the service fee, each to be paid to Here by the various Series, without any independent assessment of comparable market fees. As a result, these fees may be higher than those available from unaffiliated third parties.

Each Series will rely on its Property Manager, Here PM, to manage each property. Following the acquisition of any property, the property will be managed by Here PM, a subsidiary of Here. In addition, Here PM will be entitled to certain fees in exchange for its day-to-day operations of each property. Any compensation arrangements will be determined by Here sitting on both sides of the table and will not be an arm’s length transaction.

If we fail to manage our growth, we may not have access sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer. We intend to establish additional Series and acquire additional vacation rental properties in the future. As we do so, we will be increasingly reliant on the resources of Here and Here PM to manage our properties and our company. Currently, Here operates with a small staff of 4 people and may need to hire additional staff. If its resources are not adequate to manage our properties effectively, our results, financial condition and ability to make distributions to investors may suffer.

If Here fails to attract and retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer. The company’s future depends, in part, on Here’s ability to attract and retain key personnel. Its future also depends on the continued contributions of the executive officers and other key personnel of Here, each of whom would be difficult to replace.

In particular, Corey Ashton Walters, the Chief Executive Officer of Here, is critical to the management of the company’s business and operations and the development of its strategic direction. The loss of the services of Mr. Walters or other executive officers or key personnel of Here and the process to replace any of those key personnel would involve significant time and expense and may significantly delay or prevent the achievement of the company’s business objectives.

There is competition for time among the various entities sharing the same management team. Currently, Here is the Managing Member of Here Collection and each Series, and Here PM is the Property Manager for each Series. Here expects to create more Series in the future as additional attractive vacation rental properties are identified. It is foreseeable that at certain times the various Series will be competing for time from the management team.

The company has a limited operating history for investors to evaluate. The company and each Series were recently formed and have not generated any revenues and have no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that the company or any Series will achieve their investment objectives, the value of any Underlying Assets will increase or that any Underlying Assets will be successfully monetized.

Tax Laws Could Change. There may be future changes in tax laws resulting from legislative, administrative or judicial decisions, any of which may have adverse tax consequences to an investor’s investment in the Series. Any such change may or may not be retroactive to a time preceding its occurrence. For example, an investor’s tax rate may be considerably higher (due to a change in U.S. federal tax law) at the time an investment is sold.

The company’s Managing Member can determine in its sole discretion whether to suspend the redemption provision of the company’s Operating Agreement. Under Section 7.5 of the company’s Operating Agreement, the company is instituting a redemption plan for redeeming Series Interests, which are at set ratios. The ratios in the first 24 months after the acquisition of the relevant Series Interests would require redemption below the prices at which the Series Interests were issued. The company’s Managing Member has the sole discretion whether to suspend redemptions, which may occur in cases of limited liquidity of the company.

The company’s consolidated financial statements include a going concern opinion. Our financial statements have been prepared assuming the company will continue as a going concern. We are newly formed and have not generated revenue from operations. We will require additional capital until revenue from operations are sufficient to cover operational costs. There are no assurances that we will be able to raise capital on acceptable terms.  If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development and operations, which could harm our business, financial condition and operating results. Therefore, there is substantial doubt about the ability of the company to continue as a going concern.

If a Series does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Underlying Assets associated with any Series is entirely at the discretion of the Managing Member. Even if the Managing Member decides to dispose of such Underlying Assets, the company cannot guarantee that it will be able to dispose of them at a favorable price to investors.

Competition with other parties for real estate investments may reduce the company’s ability to offer additional Series. The company will compete with other entities engaged in real estate investment for the acquisition or sale of properties, including financial institutions, many of which have greater resources than the company does. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital. Such competition could make it more difficult for the company to obtain future funding, which could affect the company’s ability to offer additional Series.

Risks Related to the Offering

The company may not raise sufficient funds to achieve its business objectives. There is no minimum amount required to be raised before the company can accept your subscription for the Series Interests, and it can access the funds immediately. The company may not raise an amount sufficient for it to meet all of its objectives, including acquiring the Underlying Assets. Once the company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete the purchase of the Underlying Assets and the development and implementation of the company’s operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the company’s ability to implement and complete its planned use of proceeds.

The Managing Member has full discretion as to the use of proceeds from the offering. The company presently anticipates that the net proceeds from the offering will be used by us to purchase the Underlying Assets of the Series and as general working capital. The company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the Managing Member, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

There is currently no trading market for the company’s Series Interests. There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. If an active public or private trading market for the Series Interests does not develop or is not sustained, it may be difficult or impossible for you to resell your Series Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Series Interests.

The redemption plan offered by each Series is limited and may be amended, suspended or terminated by the Managing Member at any time. In its sole discretion, including to protect our operations and our non-redeemed Series Interest holders, to prevent an undue burden on our liquidity or any other reason, our Managing Member could amend, suspend or terminate a Series’ redemption plan without notice. Further, the redemption plan includes numerous restrictions that would limit your ability to sell your Series Interests. We describe these restrictions in more detail under “Securities Being Offered – Redemption”. Therefore, it will be difficult for you to redeem and/or sell your Series Interests promptly or at all. If you are able to sell your Series Interests, you would likely have to sell them at a substantial discount to their public offering price. Because of the illiquid nature of the Series Interests, you should purchase Series Interests only as a long-term investment and be prepared to hold them for an indefinite period of time.

The purchase prices for the Series Interests have been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the company and bears no relationship to the company’s assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the company considered factors such as the purchase and holding costs of the Underlying Assets, the company’s limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by Managing Member and general economic conditions.

Investor subscription payments are irrevocable and will be held in escrow pending the initial closing and/or acceptance of an investor’s subscription but will not earn interest if returned to the investor. The offering of Series Interests pursuant to the Offering Statement will terminate upon the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date which is three years from the date the Offering Statement was initially qualified by the Commission, or (iii) any date on which our Managing Member elects to terminate this offering in its sole discretion. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be promptly returned without interest or deduction.

Risks Related to the Real Estate Market

A Series’ real estate and real estate-related assets will be subject to the risks typically associated with real estate. The properties a Series acquires will be subject to the risks typically associated with the travel industry and real estate, which may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	pandemics, such as COVID-19;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) vacation rentals in the areas where particular properties are located and the attractiveness of particular properties to prospective travelers;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

In 2020, the outbreak of the COVID-19 pandemic caused drastic reductions in travel generally as countries, and many states in the United States, imposed stay at home orders and adopted social distancing measures. Through travel has since resumed, it remains subject to restrictions, including mask mandates and restrictions on international travel that time, which could continue to dampen the level of travel both within the United States and internationally. The value of each Series is also related to its ability to generate cash flow and net income, which in turn depends on the amount of booking revenue or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition. To the extent climate change causes changes in weather patterns, our coastal destinations could experience increases in storm intensity and rising sea-levels causing damage to our properties and result in reduced bookings at these properties. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us to expend funds to repair and protect our properties in connection with such events. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

The performance of any real estate asset is likely to fluctuate significantly due to seasonality. The performance of any vacation rental property is likely to fluctuate significantly during the course of a year, reflecting periods of lower or higher demand depending on the location of the property. We may experience declines in occupancy rates and revenues during low seasons, while costs and expenses do not decline at the same rate, if at all, which could have a material adverse effect on our profitability, cash flow and ability to make distributions to investors.

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions. The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for vacation rentals, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

The market in which a Series participates is competitive and, if it does not compete effectively, its operating results could be harmed. Each Series competes with many others engaged in real estate in general and vacation rental operating activities in particular, including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. In particular, each Series intends to list its vacation rental properties through established vacation rental booking platforms, such as AirBNB and Vrbo, and a Series’ properties will compete will all other properties listed in those sites in the vicinity of a Series’ property, as well as other traditional accommodations such as hotels which may have built-in client bases and significantly greater resources and the ability to withstand economic downturns or off-peak vacancies. This market is competitive and rapidly changing. Significant increases in the number of listings for short-term vacation rentals in the geographic areas where the Series’ properties are located, if not met by a similar increase in demand for short-term rentals, is likely to cause downward pressure on rental rates and, potentially, impact to value of the Underlying Asset. The company expects competition to persist and intensify in the future, which could harm its ability to generate sufficient rental income from its vacation properties or acquire additional properties on terms that investors find to be reasonable.

Each Series will be dependent on the vacation rental platforms through which it lists its properties. Each Series intends to promote its vacation rental properties through vacation rental booking platforms such as AirBNB and Vrbo and will rely on these platforms to facilitate bookings, communications with renters, collection of rental amounts and taxes, and to remit those payments appropriately. If these platforms were to experience disruptions or fail to meet users expectations, our business could suffer. Furthermore, if one or more of these platforms were to cease operations or to reject our listing, we may have difficulty renting our vacation property, which could have a material adverse effect on our results, profitability and the ability to make distributions to investors.

A vacation rental property could be difficult to sell, which could diminish the return on the Underlying Assets. A vacation rental property may incur losses due to extended periods of vacancy and may suffer reduced revenues resulting in less cash available for distribution to its investors. In addition, the resale value of the Underlying Assets could be diminished if the market value of the Underlying Assets declines, due to a decrease in cash flow generated by property or decline in real estate market values. Such a reduction in the resale value of a property could also reduce the value of investors Series Interests.

The Managing Member may decide to sell property which could conflict with an investor’s interests. The Managing Member may determine when to sell any property at any time in accordance with the management rights afforded to the Managing Member. Investors will not have a say in this decision. The timing and decision to sell a property may conflict with investors personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale was not done at an optimal time. In any case, investors would not have any cause of action against the company or Managing Member for such sales.

A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to a decrease in bookings, cancellations and lower rental rates in those markets. As a result of these trends, the company may reduce revenue, potentially resulting in losses and lower resale value of properties, which may reduce your return.

Lawsuits may arise between a Series and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the company and a tenant it is likely that the company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

Costs imposed pursuant to governmental laws and regulations may reduce a Series’ net income and the cash available for distributions to its investors. Short-term rental homes are subject to various covenants and local laws and regulatory requirements, including permitting, licensing and zoning requirements. Local regulations, including municipal or local ordinances, restrictions and restrictive covenants imposed by community developers may restrict a Series’ use of a property and may require a Series to obtain approval from local officials or community standards organizations at any time with respect to its properties, including prior to acquiring any property or when undertaking renovations of any property. Real property and the operations conducted on real property are also subject to federal, state and local laws and regulations relating to protection of the environment and human health. A Series could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of the company’s tenants, the condition of properties at the time the company buys them, operations in the vicinity of its properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect its properties. The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder the company’s ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages the company must pay will reduce its ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company’s investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us booking the property. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce or eliminate the amounts available for distribution to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Underlying Asset may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the company’s net income and the amount of cash available for distributions to investors.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce a Series’ cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the company pays for coverage against property and casualty claims. Additionally, to the extent a Series finances the acquisition of an Underlying Asset, mortgage lenders in some cases insist that property owners purchase coverage against flooding as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which could inhibit the company’s ability to finance or refinance its properties if so required. In such instances, the company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. A Series may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the company may establish, the company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent a Series must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Risks Related to Forum Selection and Jury Waivers

Investors will be subject to the terms of the Subscription Agreement. As part of this investment, each investor will be required to agree to the terms of the Subscription Agreement included as Exhibit 4 to the Offering Statement of which this Offering Circular is part. The Subscription Agreement requires investors to indemnify the company for any claim of brokerage commissions, finders’ fees, or similar compensation. Legal conflicts relating to the Subscription Agreement will likely be heard in Delaware courts and will be governed by under Delaware law.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the company arising out of or relating to these agreement. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If you bring a claim against the company in connection with matters arising under the Subscription Agreement or Operating Agreement, other than claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

In addition, when the Series Interests are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the Series Interests or to the transferor with regard to ownership of the Series Interests that were in effect immediately prior to the transfer of the Series Interests, including the Subscription Agreement and the Operating Agreement.

The company’s Operating Agreement and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.

The Operating Agreement of Here Collection includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby, other than matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of Delaware. Our Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the Subscription Agreement, other than matters arising under the federal securities laws, be brought in a state of federal court of competent jurisdiction located within the State of Delaware. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

Risks Related to Covid-19

A Series’ results of operations may be negatively impacted by the coronavirus outbreak. In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and the U.S., Europe, and Asia have implemented severe travel restrictions and social distancing. The full impacts of the outbreak are unknown and rapidly evolving. Reduced demand for travel, whether as a result of regulatory restrictions or the fear of risks that travel may cause, may adversely impact the company’s and each Series’ revenue and financial condition. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could also negatively impact the company’s and each Series’ revenue and financial condition, as well as the value of the Series Interests and investor demand for the Series Interests generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase the company’s cost of capital and adversely affect its ability to access the capital markets in the future. The continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect Here’s business, results of operations, or financial condition.

The extent to which COVID-19 affects the company’s financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on travel, general commercial activity and the world economy, and the company’s business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect a Series’ business. A Series’ business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the company’s and each Series’ business and financial condition. “Shelter-in-place” or other such orders by governmental entities would further negatively impact the company’s and each Series’ business and could also disrupt the company’s operations if employees, who cannot perform their responsibilities from home, are not able to report to work.

DILUTION

Dilution means a reduction in value, control, or earnings of the Series Interests the investor owns.

Investors in this offering will be acquiring Series Interests of a Series of the company and the economic rights of each Series Interest will be based on the corresponding Underlying Asset of that Series. As such, investors will not experience dilution except as a result of the sale of additional Series Interests of the Series to which they have subscribed.

PLAN OF DISTRIBUTION

We are offering, on a best efforts basis, Series Interests of each of the open Series of our company in the “Series Offering Table” above. The offering price for each Series was determined by our Manager.

The company plans to market the securities directly on a “best efforts” basis. The company intends to use its website and an offering landing page to offer the Series Interests to eligible investors. The officers, directors, employees, and advisors of the company or its Managing Member may participate in the offering. When applicable, the company intends to prepare written materials and respond to investors after the investors initiate contact with the company, however no officers, directors, employees or advisors to the company or its Managing Member will orally solicit investors.

The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the company’s website www.here.co. Prospective investors may subscribe for the Series Interests in this offering only through the website. In order to subscribe to purchase Series Interests, a prospective investor must electronically complete, sign and deliver to us an executed Subscription Agreement like the one filed as an exhibit to the Offering Statement, of which this Offering Circular is part, and provide funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be promptly returned without interest or deduction.

Further, pursuant to Section 6 in the applicable Series Interest Subscription Agreement, the subscriptions are irrevocable by the investor.

After each closing, funds tendered by investors will be available to the company for its use. At the initial closing, Here, our Managing Member, must purchase a minimum of between 0.10% to 1.0% and may purchase a maximum of 51% of Series Interests through the Offering, or such other minimum and maximum percentage amount as set forth in the applicable Series Certificate of Designation.

We will conduct separate closings with respect to each offering of Series Interests. The termination of an offering for a Series will occur on the earliest to occur of (i) the date subscriptions for the maximum number of Series Interests offered for a Series have been accepted or (ii) a date determined by our Managing Member in its sole discretion. The company intends to create additional Series that may be added to this offering only upon qualification of an amendment to the Offering Statement of which this Offering Circular forms a part. The offering of Series Interests pursuant to the Offering Statement will terminate upon the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date which is three years from the date the Offering Statement was initially qualified by the Commission, or (iii) any date on which our Managing Member elects to terminate this offering in its sole discretion.

The company may, in its sole discretion, undertake one or more closings on a rolling basis, and intends to effect a closing every 7 days. After each closing, funds tendered by investors will be available to the company and the company will issue the Series Interests to investors. An investor will become a member of the company, including for tax purposes, and the Series Interests will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the company accepts the investor as a member. Not all investors will receive their Series Interests on the same date.

The company has also engaged Dalmore Group, LLC (“Dalmore”) a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

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Review investor information, including KYC (“Know Your Customer”) data, perform AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept an investor as a customer;

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Review each investor’s Subscription Agreement to confirm such investor’s participation in the offering and provide a determination to the company whether or not to accept the use of the Subscription Agreement for the investor’s participation;

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	Not provide any investment advice nor any investment recommendations to any investor;

●

Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the company has paid Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the company. The company has also paid Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which was paid following qualification of this offering by the SEC and the receipt of a No Objection Letter from FINRA. Assuming the offering is fully-subscribed, the company estimates that total fees due to pay Dalmore, including the one-time advance expense allowance fee of $5,000 and consulting fee of $20,000, would be $25,000 plus 1% of the aggregate of offering amounts of all Series shown on the cover page of this Offering Circular.

Process of Subscribing

Investors will be required to complete a Subscription Agreement in order to invest. The Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

To subscribe for the Series Interests, each prospective investor must:

1.	Go to https://www.here.co, complete user registration;

2.	Complete profile setup and link a bank account;

3.	Navigate to open prospective offering page, click on the “Subscribe” button; that will open the subscribe panel;

4.	Complete subscription information, acknowledge your acceptance of the company’s Terms of Service and other matters and review and sign the Subscription Agreement;

5.	Based on your account status, the company may ask you to provide identification or accreditation proof documents before accepting the subscription.

Any potential investor will have ample time and is advised to review the Subscription Agreement, along with their counsel, prior to making any final investment decision.

Once the minimum offering amount is reached, the company may close on investments on a “rolling” basis (so not all investors will receive their Series Interests on the same date). Investors may subscribe by tendering funds by check, wire transfer, or ACH transfer to an account maintained by the Escrow Agent until the company has accepted the investor’s subscription. Upon closing, funds tendered by investors will be made available by the Escrow Agent to the company for its use. The company has the right to refuse to sell the Series Interests to any prospective investor for any reason in its sole discretion, including, without limitation, if such prospective investor does not promptly supply all information requested by the company in connection with such prospective investor subscription. The minimum subscription by an investor is 100 Series Interests and the maximum subscription by any investor is for Series Interests representing 19.9% of the total Series Interests of a particular Series, although such minimum and maximum thresholds may be waived or modified by our Managing Member in its sole discretion. See “Plan of Distribution” for additional information.

Escrow Agent

The company has entered into an Escrow Agreement with Atlantic Capital Bank, N.A. (the “Escrow Agent”). Investor funds will be held by the Escrow Agent pending closing or termination of the offering. All subscribers will be instructed by the company or its agents to transfer funds by check, wire transfer or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving Series Interests; escrowed funds may be returned.

The Escrow Agent is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of the Escrow Agent’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the company or this offering. All inquiries regarding this offering or escrow should be made directly to the company.

For its services, the Escrow Agent will receive fees of approximately $15,000, assuming the maximum offering amount is raised in this offering.

Transfer Agent

The company has entered into an agreement with Colonial Stock Transfer Company, Inc. (“Colonial”) whereby Colonial has agreed to act as our transfer agent.

Custodian Account

Investors have agreed that immediately upon the close of the primary offering, their shares will be transferred into brokerage accounts opened with Templum Markets LLC (“Templum”). Templum has a clearing relationship with DriveWealth, LLC whereby DriveWealth, LLC custodies all cash and securities for customers of Templum.

Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the company.

Forum Selection Provision

The Subscription Agreement that investors will execute in connection with the offering and the Operating Agreement each include a forum selection provision that requires any claims against the company based on such agreements to be brought in a state or federal court of competent jurisdiction in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon such agreements, excluding any claims under federal securities laws. Although the company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the company’s litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its management team to not lose a significant amount of time travelling to various forums so they may continue to focus on operations of the company.

Jury Trial Waiver

The Subscription Agreement and Operating Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, excluding any claim under federal securities laws. By signing the Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

USE OF PROCEEDS

Series #4

Assuming a maximum raise of $568,723, and after deducting brokerage commissions of $5,687.23 (representing fees to Dalmore but excluding other offering expenses that will be apportioned among all Series as discussed in footnote 4 below), the net proceeds of this offering of Series #4 Interests would be approximately $563,035.77. The table below sets forth the uses of proceeds of the company’s Series #4 Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$5,687.23	1.0%
Net Purchase Price of Property (1)	355,776.00	62.6
Anticipated Furnishing and Repairs Costs (2)	75,000.00	13.2
Anticipated Capital Expenditures (3)	35,000.00	6.2
Offering Expenses (4)	(4)	(4)
Service Fee (5)	89,100.00	15.7
Operating Reserve	8,159.77	1.4
Total Proceeds	$568,723.00	100.00%

(1)

HCO 1 LLC, an affiliate of Here entered into the Joshua Tree Purchase Agreement (as defined below) to acquire the Joshua Tree Property from a third party seller on April 4, 2022, for $816,000, plus estimated closing costs of $24,480. The purchase agreement was assigned to Series #4 and Series #4 financed $489,600 of the purchase price with a mortgage from Certain Lending, Inc., incurring an additional $4,896 in loan fees and additional costs. The Net Purchase Price of Property above represents the cash funded portion of the property purchase price plus closing costs and loan costs. For information regarding the mortgage, see “The Company’s Business – Intended Business Process – Property Overview” below.

(2)	We expect to spend approximately $75,000 for additional furnishings and repairs prior to the property being listed for short-term vacation rental.

(3)	We expect to spend approximately $35,000 to install a swimming pool on the property.

(4)

Offering expenses, other than brokerage commissions, will be applicable to all Series and, as such, will be allocated among all Series pro rata based on the dollar value of funds raised by each Series. Total offering expenses, other than brokerage commissions and state filing fees, that will be allocated are estimated to consist of $25,000 in fees payable to Dalmore, $6,480 in audit fees, $70,000 in legal fees and $25,000 in escrow fees related to the offering.

(5)

Represents a fee payable to Here in connection with the search and negotiation of the property purchase and coordination of the work needed to prepare the property for rental, as set forth in the Certificate of Designation for the Series.

The minimum offering amount is $470,480, which is expected to result in $465,775 of net proceeds after deducting brokerage commissions, which will be sufficient to cover commissions, the net property purchase price (including closing costs and loan costs) and expected capital expenditures, repairs and furnishings. If we fail to raise at least the minimum offering amount prior to the close of the property, Here may provide a loan to Series #4 to fund other property acquisition expenses, which would be repaid with the proceeds from the offering, with additional proceeds applied to the service fee. The company may choose to expense the balance of the service fee, which would be deducted from revenues generated by the Series #4 property, or Here may increase its investment in Series #4 Interests to cover the balance of the service fee.

Series #6

Assuming a maximum raise of $512,176.77, and after deducting brokerage commissions of $5,212.77 (representing fees to Dalmore but excluding other offering expenses that will be apportioned among all Series as discussed in footnote 4 to “Use of Proceeds – Series #4” above), the net proceeds of this offering of Series #6 Interests would be approximately $507,055.00. The table below sets forth the uses of proceeds of the company’s Series #6 Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$5,212.77	1.0%
Net Purchase Price of Property (1)	350,460.00	68.4
Anticipated Furnishing and Repairs Costs (2)	50,000.00	9.8
Offering Expenses (3)	(3)	(3)
Service Fee (4)	83,880.00	16.4
Operating Reserve	22,715.00	4.4
Total Proceeds	$512,176.77	100.00%

(1)

HCO 1 LLC, an affiliate of Here entered into the Mendocino Purchase Agreement (as defined below) to acquire the Mendocino Property from a third party seller on July 11, 2022, for $649,000, plus estimated closing costs of $12,980. The purchase agreement will be assigned to Series #6 and Series #6 will finance approximately $324,500 of the purchase price with a mortgage from Certain Lending, Inc., incurring an additional $6,490 in loan fees and additional costs. The Net Purchase Price of Property above represents the cash funded portion of the property purchase price plus closing costs and loan costs. For information regarding the mortgage, see “The Company’s Business – Intended Business Process – Property Overview” below.

(2)	We expect to spend approximately $50,000 for additional furnishings and repairs prior to the property being listed for short-term vacation rental.

(3)	See footnote 4 to “Use of Proceeds – Series #4” above.

(4)

Represents a fee payable to Here in connection with the search and negotiation of the property purchase and coordination of the work needed to prepare the property for rental, as set forth in the Certificate of Designation for the Series.

The minimum offering amount is $404,505, which is expected to result in $400,460 of net proceeds after deducting brokerage commissions, which will be sufficient to cover commissions, the net property purchase price (including closing costs and loan costs) and expected repairs and furnishings. If we fail to raise at least the minimum offering amount, Here may provide a loan to Series #6 to fund other property acquisition expenses, which would be repaid with the proceeds from the offering, with additional proceeds applied to the service fee. The company may choose to expense the balance of the service fee, which would be deducted from revenues generated by the Series #6 property, or Here may increase its investment in Series #6 Interests to cover the balance of the service fee.

Series #7

Assuming a maximum raise of $1,189,570.71, and after deducting brokerage commissions of $11,895.71 (representing fees to Dalmore but excluding other offering expenses that will be apportioned among all Series as discussed in footnote 4 to “Use of Proceeds – Series #4” above), the net proceeds of this offering of Series #7 Interests would be approximately $1,177,675.00. The table below sets forth the uses of proceeds of the company’s Series #7 Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$11,895.71	1.0%
Net Purchase Price of Property (1)	801,900.00	67.4
Anticipated Furnishing and Repairs Costs (2)	130,000.00	10.9
Offering Expenses (3)	(3)	(3)
Service Fee (4)	193,800.00	16.3
Operating Reserve	51,975.00	4.4
Total Proceeds	$1,189,570.71	100.00%

(1)

HCO 1 LLC, an affiliate of Here entered into the Santa Fe Purchase Agreement (as defined below) to acquire the Santa Fe Property from a third party seller on July 11, 2022, for $1,485,000, plus estimated closing costs of $29,700. The purchase agreement will be assigned to Series #7 and Series #7 will finance approximately $742,500 of the purchase price with a mortgage from an unaffiliated third party, incurring an additional $14,850 in loan fees and additional costs. The Net Purchase Price of Property above represents the cash funded portion of the property purchase price plus closing costs and loan costs. For information regarding the mortgage, see “The Company’s Business – Intended Business Process – Property Overview” below.

(2)	We expect to spend approximately $130,000 for additional furnishings and repairs prior to the property being listed for short-term vacation rental.

(3)	See footnote 4 to “Use of Proceeds – Series #4” above.

(4)

Represents a fee payable to Here in connection with the search and negotiation of the property purchase and coordination of the work needed to prepare the property for rental, as set forth in the Certificate of Designation for the Series.

The minimum offering amount is $941,313, which is expected to result in $931,900 of net proceeds after deducting brokerage commissions, which will be sufficient to cover commissions, the net property purchase price (including closing costs and loan costs) and expected repairs and furnishings. If we fail to raise at least the minimum offering amount, Here may provide a loan to Series #7to fund other property acquisition expenses, which would be repaid with the proceeds from the offering, with additional proceeds applied to the service fee. The company may choose to expense the balance of the service fee, which would be deducted from revenues generated by the Series #7 property, or Here may increase its investment in Series #7 Interests to cover the balance of the service fee.

Series #8

Assuming a maximum raise of $558,383.84, and after deducting brokerage commissions of $5,583.84 (representing fees to Dalmore but excluding other offering expenses that will be apportioned among all Series as discussed in footnote 4 to “Use of Proceeds – Series #4” above), the net proceeds of this offering of Series #8 Interests would be approximately $552,800.00. The table below sets forth the uses of proceeds of the company’s Series #8 Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$5,583.84	1.0%
Net Purchase Price of Property (1)	358,400.00	64.2
Anticipated Furnishing and Repairs Costs (2)	65,000.00	11.6
Offering Expenses (3)	(3)	(3)
Service Fee (4)	84,600.00	15.2
Operating Reserve	44,800.00	8.0
Total Proceeds	$558,383.84	100.00%

(1)

HCO 1 LLC, an affiliate of Here entered into the Tanglewood Purchase Agreement (as defined below) to acquire the Tanglewood Property from a third party seller on July 19, 2022, for $640,000, plus estimated closing costs of $25,600. The purchase agreement will be assigned to an entity wholly owned by Series #8 and Series #8 will finance approximately $320,000 of the purchase price with a mortgage from an unaffiliated third party, incurring an additional $6,400 in loan fees and additional costs. The Net Purchase Price of Property above represents the cash funded portion of the property purchase price plus closing costs and loan costs. For information regarding the mortgage, see “The Company’s Business – Intended Business Process – Property Overview” below.

(2)	We expect to spend approximately $65,000 for additional furnishings and repairs prior to the property being listed for short-term vacation rental.

(3)	See footnote 4 to “Use of Proceeds – Series #4” above.

(4)

Represents a fee payable to Here in connection with the search and negotiation of the property purchase and coordination of the work needed to prepare the property for rental, as set forth in the Certificate of Designation for the Series.

The minimum offering amount is $423,400, which is expected to result in $427,676 of net proceeds after deducting brokerage commissions, which will be sufficient to cover commissions, the net property purchase price (including closing costs and loan costs) and expected repairs and furnishings. If we fail to raise at least the minimum offering amount, Here may provide a loan to Series #8 to fund other property acquisition expenses, which would be repaid with the proceeds from the offering, with additional proceeds applied to the service fee. The company may choose to expense the balance of the service fee, which would be deducted from revenues generated by the Series #8 property, or Here may increase its investment in Series #8 Interests to cover the balance of the service fee.

Series #9

Assuming a maximum raise of $883,282.83, and after deducting brokerage commissions of $8,832.83 (representing fees to Dalmore but excluding other offering expenses that will be apportioned among all Series as discussed in footnote 4 to “Use of Proceeds – Series #4” above), the net proceeds of this offering of Series #9 Interests would be approximately $8,832.83. The table below sets forth the uses of proceeds of the company’s Series #9 Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$8,832.83	1.0%
Net Purchase Price of Property (1)	456,300.00	51.7
Anticipated Furnishing and Repairs Costs (2)	230,000.00	26.0
Offering Expenses (3)	(3)	(3)
Service Fee (4)	129,000.00	14.6
Operating Reserve	59,150.00	6.7
Total Proceeds	$883,282.83	100.00%

(1)

HCO 1 LLC, an affiliate of Here entered into the Sabino Purchase Agreement (as defined below) to acquire the Sabino Property from a third party seller on July 3, 2022, for $845,000, plus estimated closing costs of $16,900. The purchase agreement will be assigned to an entity wholly owned by Series #9 and Series #9 will finance approximately $422,500 of the purchase price with a mortgage from an unaffiliated third party, incurring an additional $8,450 in loan fees and additional costs. The Net Purchase Price of Property above represents the cash funded portion of the property purchase price plus closing costs and loan costs. For information regarding the mortgage, see “The Company’s Business – Intended Business Process – Property Overview” below.

(2)	We expect to spend approximately $230,000 for additional furnishings and repairs prior to the property being listed for short-term vacation rental.

(3)	See footnote 4 to “Use of Proceeds – Series #4” above.

(4)

Represents a fee payable to Here in connection with the search and negotiation of the property purchase and coordination of the work needed to prepare the property for rental, as set forth in the Certificate of Designation for the Series.

The minimum offering amount is $693,232, which is expected to result in $686,300 of net proceeds after deducting brokerage commissions, which will be sufficient to cover commissions, the net property purchase price (including closing costs and loan costs) and expected repairs and furnishings. If we fail to raise at least the minimum offering amount, Here may provide a loan to Series #9 to fund other property acquisition expenses, which would be repaid with the proceeds from the offering, with additional proceeds applied to the service fee. The company may choose to expense the balance of the service fee, which would be deducted from revenues generated by the Series #9 property, or Here may increase its investment in Series #9 Interests to cover the balance of the service fee.

Series #10

Assuming a maximum raise of $1,204,434.34, and after deducting brokerage commissions of $12,044.34 (representing fees to Dalmore but excluding other offering expenses that will be apportioned among all Series as discussed in footnote 4 to “Use of Proceeds – Series #4” above), the net proceeds of this offering of Series #10 Interests would be approximately $1,192,390.00. The table below sets forth the uses of proceeds of the company’s Series #10 Interests.

Uses	Amount Funded from the Offering		Percent of Gross Proceeds
Brokerage Commissions	$12,044.34		1.0%
Net Purchase Price of Property (1)	796,500.00		66.1
Anticipated Furnishing and Repairs Costs (2)	103,250.00		8.6
Offering Expenses (3)	(3)		(3)
Service Fee (4)	189,390.00		15.7
Operating Reserve	103,250.00		8.6
Total Proceeds	$1,204,434.3	4	100.00%

(1)

HCO 1 LLC, an affiliate of Here entered into the Montclair Purchase Agreement (as defined below) to acquire the Montclair Property from a third party seller on August 5, 2022, for $1,475,000, plus estimated closing costs of $44,250. The purchase agreement will be assigned to an entity wholly owned by Series #10 and Series #10 will finance approximately $737,500 of the purchase price with a mortgage from an unaffiliated third party, incurring an additional $14,750 in loan fees and additional costs. The Net Purchase Price of Property above represents the cash funded portion of the property purchase price plus closing costs and loan costs. For information regarding the mortgage, see “The Company’s Business – Intended Business Process – Property Overview” below.

(2)	We expect to spend approximately $103,250 for additional furnishings and repairs prior to the property being listed for short-term vacation rental.

(3)	See footnote 4 to “Use of Proceeds – Series #4” above.

(4)

Represents a fee payable to Here in connection with the search and negotiation of the property purchase and coordination of the work needed to prepare the property for rental, as set forth in the Certificate of Designation for the Series.

The minimum offering amount is $908,838, which is expected to result in $899,750 of net proceeds after deducting brokerage commissions, which will be sufficient to cover commissions, the net property purchase price (including closing costs and loan costs) and expected repairs and furnishings. If we fail to raise at least the minimum offering amount, Here may provide a loan to Series #10 to fund other property acquisition expenses, which would be repaid with the proceeds from the offering, with additional proceeds applied to the service fee. The company may choose to expense the balance of the service fee, which would be deducted from revenues generated by the Series #10 property, or Here may increase its investment in Series #10 Interests to cover the balance of the service fee.

Series #11

Assuming a maximum raise of $1,445,454.55, and after deducting brokerage commissions of $14,454.55 (representing fees to Dalmore but excluding other offering expenses that will be apportioned among all Series as discussed in footnote 4 to “Use of Proceeds – Series #4” above), the net proceeds of this offering of Series #11 Interests would be approximately $1,431,000.00. The table below sets forth the uses of proceeds of the company’s Series #11 Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$14,545.55	1.0%
Net Purchase Price of Property (1)	810,000.00	56.0
Anticipated Furnishing and Repairs Costs (2)	300,000.00	20.8
Offering Expenses (3)	(3)	(3)
Service Fee (4)	216,000.00	14.9
Operating Reserve	105,000.00	7.3
Total Proceeds	$1,445,454.55	100.00%

(1)

HCO 1 LLC, an affiliate of Here entered into the Terracotta Purchase Agreement (as defined below) to acquire the Terracotta Property from a third party seller on August 8, 2022, for $1,500,000, plus estimated closing costs of $45,000. The purchase agreement will be assigned to an entity wholly owned by Series #11 and Series #11 will finance approximately $750,000 of the purchase price with a mortgage from an unaffiliated third party, incurring an additional $15,000 in loan fees and additional costs. The Net Purchase Price of Property above represents the cash funded portion of the property purchase price plus closing costs and loan costs. For information regarding the mortgage, see “The Company’s Business – Intended Business Process – Property Overview” below.

(2)	We expect to spend approximately $300,000 for additional furnishings and repairs prior to the property being listed for short-term vacation rental.

(3)	See footnote 4 to “Use of Proceeds – Series #4” above.

(4)

Represents a fee payable to Here in connection with the search and negotiation of the property purchase and coordination of the work needed to prepare the property for rental, as set forth in the Certificate of Designation for the Series.

The minimum offering amount is $1,121,212, which is expected to result in $1,110,000 of net proceeds after deducting brokerage commissions, which will be sufficient to cover commissions, the net property purchase price (including closing costs and loan costs) and expected repairs and furnishings. If we fail to raise at least the minimum offering amount, Here may provide a loan to Series #11 to fund other property acquisition expenses, which would be repaid with the proceeds from the offering, with additional proceeds applied to the service fee. The company may choose to expense the balance of the service fee, which would be deducted from revenues generated by the Series #11 property, or Here may increase its investment in Series #11 Interests to cover the balance of the service fee.

General

The company reserves the right to change the above use of proceeds for any Series if management believes it is in the best interests of the company.

THE COMPANY’S BUSINESS

Overview

Here Collection was organized in the State of Delaware on June 15, 2021, as a wholly owned subsidiary of Here. Here Collection is an investment vehicle that intends to enable investors to own fractional ownership of a specific vacation rental property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management. We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will be treated as a corporation for U.S. federal income tax purposes.

The company intends to establish separate Series for the holding of vacation rental properties to be acquired by the company. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the company will be enforceable against the assets of the applicable Series only, and not against the assets of the company. In addition, Here Collection will manage all Underlying Assets related to the various Series including the sales of property, property vacation bookings, maintenance and insurance.

As discussed in further in the Operating Agreement of Here Collection, Here is the Managing Member of Here Collection. Here was incorporated in the State of Delaware on February 22, 2021. Here is a real estate investment platform that allows individual investors to have direct access to quality vacation rental estate investment opportunities and invest in individual vacation rental properties.

Intended Business Process

Generally, the company and Here intend to arrange for the purchase of a specific residential property either directly by the Series or by Here or one of its wholly owned subsidiaries, as described below:

●

Direct Purchase by Here. If Here or one of its subsidiaries purchases the property directly, then, after the relevant Series has obtained sufficient financing, it would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by Here prior to the sale to the Series.

●

Direct Purchase by a Series. In cases where Here identifies and intends to have the Series purchase that property directly from a third party Seller, it would use the proceeds of the offering for that Series to purchase the property and may finance a portion of the purchase price with a mortgage or other third party financing. The company generally expects to set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the net purchase of the Underlying Assets (less third party financing), plus closing and any loan costs and expected repairs, renovations or furnishings.

If the purchase agreement for the property does not include a financing condition or the financing contingency has expired and the closing for the property occurs prior to sufficient minimum proceeds being received, Here or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering. Intercompany loans between Here or an affiliate of Here, on the one hand, and a Series, on the other hand, would generally have the following terms:

●

Interest: Interest will accrue on amounts outstanding under the loan at an annual fixed rate, simple interest, and would be payable upon maturity or upon full prepayment of the loan. The interest rate is expected to be equal to 2.5% above the existing prime rate at the time the loan is made.

●	Security: The loan would be unsecured.

●

Default: Notwithstanding anything to the contrary in the loan agreement, if the borrower defaults in the performance of any obligation under the loan agreement, then the lender may declare the principal amount owing and interest due under the loan agreement at that time to be immediately due and payable.

●	Prepayment: No prepayment penalty

●	Maturity: The later of (i) the final closing of a Series offering and (ii) such later date determined by Here

Property Overview

Series #4

Here Collection established Series #4 for the purpose of acquiring the property at 4726 Avenida La Flora Desierta, Joshua Tree, CA 92252 (“Joshua Tree Property”) pursuant to a California Residential Purchase Agreement (the “Joshua Tree Purchase Agreement”) that was assigned to Series #4 by HCO 1 LLC, an affiliate of Here, the company’s Managing Member. The Joshua Tree Purchase Agreement was contingent on completion of a property investigation by the buyer, which has been completed by Here. The sellers of the property are unaffiliated third parties and the property was used as a private residence, not a rental property.

Here and the company completed the purchase of the Joshua Tree Property by Series #4 on June 10, 2022. As a result, the Joshua Tree Purchase Agreement was assigned to Series #4 and Series #4 closed on the property with funding provided by a $530,400 mortgage loan from Certain Lending, Inc., which matures in one year and bears interest at a fixed rate of 7.25%, with monthly interest-only payments of $3,204.50 and an interest-free, unsecured intercompany loan provided by Here. Total loan fees for the mortgage loan were $6,299. Here has provided, and will continue to provide, unsecured interest-free intercompany loans to Series #4 as needed for the Series to incur furnishing and repair expenses and capital expenditures to prepare the property for listing pending the initial closing of the sale of Series #4 Interests.

As a result of the increase in the amount of mortgage financing from $489,600 to $530,400, the Net Purchase Price of Property (representing the intercompany loan funded portion of the property purchase price plus funding of closing costs and loan costs) decreased from $355,776 to $314,976, with a corresponding increase in the amount retained for operating reserves. The Series will apply net proceeds to repay the intercompany loans that funded the net purchase price and the portion of capital expenditures and/or the furnishings and repair expenses funded by intercompany loans. As a result of the closing of the property, the Series expects to be able to list the property in advance of the initial closing of its offering of the Series #4 Interests, and potentially generate revenue sooner. If we fail to raise the minimum offering amount, the offering would be withdrawn and Here would be the sole owner of Series #4 Interests.

Series #4

Address of Property	4726 Avenida La Flora Desierta, Joshua Tree, CA 92252

Type of Property	Single-family detached home

Square footage	1,120 square feet of interior livable areas

Acreage	Approximately 0.45

Number of Units	1

Configuration	3 bedroom, 2 bath

Capital improvements expected to be made	Installation of a swimming pool

Total expected to be spent on capital improvements	$35,000

Total expected to be spent on furnishings and other expenses to prepare the property for booking	$75,000

Debt expected to be on property	$530,400

Monthly interest expense on expected debt	$2,652.00

Property listing	The property will be managed as a short-term rental and will be listed on the following vacation rental sites: AirBNB Vrbo

Sale of Property	In the event the company decides to sell the property, approval from the Series #4 holders will be sought.

Series #6

Here Collection established Series #6 for the purpose of acquiring the property 3903 Mendocino Dr, Galveston, TX 77554 (“Galveston Property”) pursuant to a Texas Residential Purchase Agreement (the “Galveston Purchase Agreement”) entered into by HCO 1 LLC, an affiliate of Here, the company’s Managing Member. HCO 1, LLC intends to assign the Purchase Agreement to an entity wholly owned by Series #6. The Galveston Purchase Agreement was contingent on completion of a property investigation by the buyer, which has been completed by Here. The sellers of the property are unaffiliated third parties and the property was used as a private residence, not a rental property.

Here and the company intend to complete the purchase of the Galveston Property by Series #6 (if the Purchase Agreement has been assigned prior to the closing) by September 5, 2022. Series #6 expects to close on the property with funding provided by (i) a $324,500 mortgage loan from Marshall Reddick Real Estate (“Marshall Reddick”), an unaffiliated third party, which is expected to have a three-year maturity and bear interest at a fixed rate of 7.0%, with monthly interest-only payments of $1,892.92 and (ii) an interest-free, unsecured intercompany loan provided by Here as described below. Total loan fees for the mortgage loan are expected to be approximately $6,490. We do not yet have a commitment from Marshall Reddick with respect to the mortgage loan or its terms, and there can be no assurances that we will be able to obtain a mortgage loan on the terms described herein or at all from Marshall Reddick or another lender. In the event we are unable to obtain a mortgage loan on the forgoing terms, we will attempt to secure alternative mortgage financing from a third party or from Here or its affiliates. Here will provide unsecured interest-free intercompany loans to Series #6 as needed for the Series to incur furnishing and repair expenses and capital expenditures to prepare the property for listing pending the initial closing of the sale of Series #6 Interests.

The Series may close on the property at any time. As a result of the closing of the property, the Series may list the property in advance of the initial closing of its offering of the Series #6 Interests, and potentially generate revenue sooner. If we fail to raise the minimum offering amount, the offering would be withdrawn and Here would be the sole owner of Series #6 Interests.

Series #6

Address of Property	3903 Mendocino Dr, Galveston, TX 77554

Type of Property	Single-family detached home

Square footage	1,648 square feet of interior livable areas

Acreage	Approximately 0.13

Number of Units	1

Configuration	3 bedroom, 2.5 bath

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	$0

Total expected to be spent on furnishings and other expenses to prepare the property for booking	$50,000

Debt expected to be on property	$324,500

Monthly interest expense on expected debt	$1,892.92

Property listing	The property will be managed as a short-term rental and will be listed on the following vacation rental sites: AirBNB Vrbo

Property Management Fee	25%

Series #7

Here Collection established Series #7 for the purpose of acquiring the property 24 Tano Vida, Santa Fe, NM 87506 (“Santa Fe Property”) pursuant to a New Mexico Residential Purchase Agreement (the “Santa Fe Purchase Agreement”) entered into by HCO 1 LLC, an affiliate of Here, the company’s Managing Member. HCO 1, LLC intends to assign the Purchase Agreement to an entity wholly owned by Series #7. The Santa Fe Purchase Agreement was contingent on completion of a property investigation by the buyer, which has been completed by Here. The sellers of the property are unaffiliated third parties and the property was used as a private residence, not a rental property.

Here and the company intend to complete the purchase of the Santa Fe Property by Series #7 (if the Purchase Agreement has been assigned prior to the closing) by August 16, 2022. Series #7 expects to close on the property with funding provided by a (i) $742,500 mortgage loan from Marshall Reddick, an unaffiliated third party, which is expected to have a three-year maturity and bear interest at a fixed rate of 7.0%, with monthly interest-only payments of $4,331.25 and (ii) an interest-free, unsecured intercompany loan provided by Here, as described below. Total loan fees for the mortgage loan are expected to be approximately $14,850. We do not yet have a commitment from Marshall Reddick with respect to the mortgage loan or its terms, and there can be no assurances that we will be able to obtain a mortgage loan on the terms described herein or at all from Marshall Reddick or another lender. In the event we are unable to obtain a mortgage loan on the forgoing terms, we will attempt to secure alternative mortgage financing from a third party or from Here or its affiliates. Here will provide unsecured interest-free intercompany loans to Series #7 as needed for the Series to incur furnishing and repair expenses and capital expenditures to prepare the property for listing pending the initial closing of the sale of Series #7 Interests.

The Series may close on the property at any time. As a result of the closing of the property, the Series may list the property in advance of the initial closing of its offering of the Series #7 Interests, and potentially generate revenue sooner. If we fail to raise the minimum offering amount, the offering would be withdrawn and Here would be the sole owner of Series #7 Interests.

Series #7

Address of Property	24 Tano Vida, Santa Fe, NM 87506

Type of Property	Single-family detached home with Casita

Square footage	2,541 square feet of interior livable areas

Acreage	Approximately 5.03

Number of Units	2

Configuration	3 bedroom, 1.5 bath Main House and 2 bedroom 1 bath Casita

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	$0

Total expected to be spent on furnishings and other expenses to prepare the property for booking	$130,000

Debt expected to be on property	$742,500

Monthly interest expense on expected debt	$4,331.25

Property listing	The property will be managed as a short-term rental and will be listed on the following vacation rental sites: AirBNB Vrbo

Property Management Fee	25%

Series #8

Here Collection established Series #8 for the purpose of acquiring the property 326 Tanglewood Cv, Blue Ridge, GA 30513 (“Tanglewood Property”) pursuant to a Georgia Residential Purchase Agreement (the “Tanglewood Purchase Agreement”) entered into by HCO 1 LLC, an affiliate of Here, the company’s Managing Member. HCO 1, LLC intends to assign the Purchase Agreement to an entity wholly owned by Series #8. The Tanglewood Purchase Agreement was contingent on completion of a property investigation by the buyer, which has been completed by Here. The sellers of the property are unaffiliated third parties and the property was used as a private residence, not a rental property.

Here and the company intend to complete the purchase of the Tanglewood Property by Series #8 (if the Purchase Agreement has been assigned prior to the closing) by August 22, 2022. Series #8 expects to close on the property with funding provided by (i) a $320,000 mortgage loan from Certain Lending, Inc., an unaffiliated third party, which is expected to have a one year maturity and bear interest at a fixed rate of 10.0%, with monthly interest-only payments of $2,666.67 and (ii) an interest-free, unsecured intercompany loan provided by Here. Total loan fees for the mortgage loan are expected to be approximately $14,850. We do not yet have a commitment from Certain Lending, Inc. with respect to the mortgage loan or its terms, and there can be no assurances that we will be able to obtain a mortgage loan on the terms described herein or at all from Certain Lending, Inc. or another lender. In the event we are unable to obtain a mortgage loan on the forgoing terms, we will attempt to secure alternative mortgage financing from a third party or from Here or its affiliates. Here will provide unsecured interest-free intercompany loans to Series #8 as needed for the Series to incur furnishing and repair expenses and capital expenditures to prepare the property for listing pending the initial closing of the sale of Series #8 Interests.

The Series may close on the property at any time. As a result of the closing of the property, the Series may list the property in advance of the initial closing of its offering of the Series #8 Interests, and potentially generate revenue sooner. If we fail to raise the minimum offering amount, the offering would be withdrawn and Here would be the sole owner of Series #8 Interests.

Series #8

Address of Property	326 Tanglewood Cv, Blue Ridge, GA 30513

Type of Property	Single-family detached home

Square footage	1,426 square feet of interior livable areas

Acreage	Approximately 2.49

Number of Units	1

Configuration	3 bedroom, 2 bathroom

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	$0

Total expected to be spent on furnishings and other expenses to prepare the property for booking	$65,000

Debt expected to be on property	$320,000

Monthly interest expense on expected debt	$2,866.67

Property listing	The property will be managed as a short-term rental and will be listed on the following vacation rental sites: AirBNB Vrbo

Property Management Fee	25%

Series #9

Here Collection established Series #9 for the purpose of acquiring the property 4520 N Quartz Hill Dr, Tucson, AZ 85750 (“Sabino Property”) pursuant to a Arizona Residential Purchase Agreement (the “Sabino Purchase Agreement”) entered into by HCO 1 LLC, an affiliate of Here, the company’s Managing Member. HCO 1, LLC intends to assign the Purchase Agreement to an entity wholly owned by Series #9. The Sabino Purchase Agreement was contingent on completion of a property investigation by the buyer, which has been completed by Here. The sellers of the property are unaffiliated third parties and the property was used as a private residence, not a rental property.

Here and the company intend to complete the purchase of the Sabino Property by Series #9 (if the Purchase Agreement has been assigned prior to the closing) by October 3, 2022. Series #9 expects to close on the property with funding provided by (i) a $422,500 mortgage loan from Certain Lending, Inc., an unaffiliated third party, which is expected to have a one year maturity and bear interest at a fixed rate of 9.25%, with monthly interest-only payments of $3,256.77 and (ii) an interest-free, unsecured intercompany loan provided by Here. Total loan fees for the mortgage loan are expected to be approximately $8,450. We do not yet have a commitment from Certain Lending, Inc. with respect to the mortgage loan or its terms, and there can be no assurances that we will be able to obtain a mortgage loan on the terms described herein or at all from Certain Lending, Inc. or another lender. In the event we are unable to obtain a mortgage loan on the forgoing terms, we will attempt to secure alternative mortgage financing from a third party or from Here or its affiliates. Here will provide unsecured interest-free intercompany loans to Series #9 as needed for the Series to incur furnishing and repair expenses and capital expenditures to prepare the property for listing pending the initial closing of the sale of Series #9 Interests.

The Series may close on the property at any time. As a result of the closing of the property, the Series may list the property in advance of the initial closing of its offering of the Series #9 Interests, and potentially generate revenue sooner. If we fail to raise the minimum offering amount, the offering would be withdrawn and Here would be the sole owner of Series #9 Interests.

Series #9

Address of Property	4520 N Quartz Hill Dr, Tucson, AZ 85750

Type of Property	Single-family detached home

Square footage	3,714 square feet of interior livable areas

Acreage	Approximately 0.83

Number of Units	1

Configuration	5 bedroom, 4.5 bathroom

Capital improvements expected to be made	Flooring Replacement

Total expected to be spent on capital improvements	$60,000

Total expected to be spent on furnishings and other expenses to prepare the property for booking	$170,000

Debt expected to be on property	$422,500

Monthly interest expense on expected debt	$3,256.77

Property listing	The property will be managed as a short-term rental and will be listed on the following vacation rental sites: AirBNB Vrbo

Property Management Fee	25%

Series #10

Here Collection established Series #10 for the purpose of acquiring the property 2005 Montclair St, San Diego, CA 92104 (“Montclair Property”) pursuant to a California Residential Purchase Agreement (the “Montclair Purchase Agreement”) entered into by HCO 1 LLC, an affiliate of Here, the company’s Managing Member. HCO 1, LLC intends to assign the Purchase Agreement to an entity wholly owned by Series #10. The Montclair Purchase Agreement was contingent on completion of a property investigation by the buyer, which has been completed by Here. The sellers of the property are unaffiliated third parties and the property was used as a private residence, not a rental property.

Here and the company intend to complete the purchase of the Montclair Property by Series #10 (if the Purchase Agreement has been assigned prior to the closing) by September 5, 2022. Series #10 expects to close on the property with funding provided by (i) a $737,500 mortgage loan from Certain Lending, Inc., an unaffiliated third party, which is expected to have a one year maturity and bear interest at a fixed rate of 9.25%, with monthly interest-only payments of $5,684.90 and (ii) an interest-free, unsecured intercompany loan provided by Here. Total loan fees for the mortgage loan are expected to be approximately $14,750. We do not yet have a commitment from Certain Lending, Inc. with respect to the mortgage loan or its terms, and there can be no assurances that we will be able to obtain a mortgage loan on the terms described herein or at all from Certain Lending, Inc. or another lender. In the event we are unable to obtain a mortgage loan on the forgoing terms, we will attempt to secure alternative mortgage financing from a third party or from Here or its affiliates. Here will provide unsecured interest-free intercompany loans to Series #10 as needed for the Series to incur furnishing and repair expenses and capital expenditures to prepare the property for listing pending the initial closing of the sale of Series #10 Interests.

The Series may close on the property at any time. As a result of the closing of the property, the Series may list the property in advance of the initial closing of its offering of the Series #10 Interests, and potentially generate revenue sooner. If we fail to raise the minimum offering amount, the offering would be withdrawn and Here would be the sole owner of Series #10 Interests.

Series #10

Address of Property	2005 Montclair St, San Diego, CA 92104

Type of Property	Single-family detached home

Square footage	1,544 square feet of interior livable areas

Acreage	Approximately 0.16

Number of Units	1

Configuration	4 bedroom, 2 bathroom

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	$0

Total expected to be spent on furnishings and other expenses to prepare the property for booking	$103,250

Debt expected to be on property	$737,500

Monthly interest expense on expected debt	$5,684.90

Property listing	The property will be managed as a short-term rental and will be listed on the following vacation rental sites: AirBNB Vrbo

Property Management Fee	25%

Series #11

Here Collection established Series #11 for the purpose of acquiring the property 25 E Circle Dr, Sedona, AZ 86336(“Terracotta Property”) pursuant to a California Residential Purchase Agreement (the “Terracotta Purchase Agreement”) entered into by HCO 1 LLC, an affiliate of Here, the company’s Managing Member. HCO 1, LLC intends to assign the Purchase Agreement to an entity wholly owned by Series #11. The Terracotta Purchase Agreement was contingent on completion of a property investigation by the buyer, which has been completed by Here. The sellers of the property are unaffiliated third parties and the property was used as a private residence, not a rental property.

Here and the company intend to complete the purchase of the Terracotta Property by Series #11 (if the Purchase Agreement has been assigned prior to the closing) by October 7, 2022. Series #11 expects to close on the property with funding provided by (i) a $750,000 mortgage loan from Certain Lending, Inc., an unaffiliated third party, which is expected to have a one year maturity and bear interest at a fixed rate of 9.25%, with monthly interest-only payments of $5,781.25 and (ii) an interest-free, unsecured intercompany loan provided by Here. Total loan fees for the mortgage loan are expected to be approximately $15,000. We do not yet have a commitment from Certain Lending, Inc. with respect to the mortgage loan or its terms, and there can be no assurances that we will be able to obtain a mortgage loan on the terms described herein or at all from Certain Lending, Inc. or another lender. In the event we are unable to obtain a mortgage loan on the forgoing terms, we will attempt to secure alternative mortgage financing from a third party or from Here or its affiliates. Here will provide unsecured interest-free intercompany loans to Series #11 as needed for the Series to incur furnishing and repair expenses and capital expenditures to prepare the property for listing pending the initial closing of the sale of Series #11 Interests.

The Series may close on the property at any time. As a result of the closing of the property, the Series may list the property in advance of the initial closing of its offering of the Series #11 Interests, and potentially generate revenue sooner. If we fail to raise the minimum offering amount, the offering would be withdrawn and Here would be the sole owner of Series #11 Interests.

Series #11

Address of Property	25 E Circle Dr, Sedona, AZ 86336

Type of Property	Single-family detached home with ADU

Square footage	3,453 square feet of interior livable areas

Acreage	Approximately 0.41

Number of Units	1

Configuration	5 bedroom, 4 bathroom

Capital improvements expected to be made	None

Total expected to be spent on capital improvements	$0

Total expected to be spent on furnishings and other expenses to prepare the property for booking	$300,000

Debt expected to be on property	$750,000

Monthly interest expense on expected debt	$5,781.25

Property listing	The property will be managed as a short-term rental and will be listed on the following vacation rental sites: AirBNB Vrbo

Property Management Fee	25%

Property Management Agreements with Here PM

Here PM is expected to serve as the property manager (the “Property Manager”) responsible for managing each Series’ Underlying Asset as described in the relevant Property Management Agreement for the Series. The terms of each Property Management Agreement are as set forth below.

Authority: The Property Manager will have sole authority and complete discretion over the care, custody, maintenance and management of the applicable Underlying Asset for each Series and may take any action that it deems necessary or desirable in connection with each Underlying Asset, subject to the limits set for in the Property Management Agreement (generally acquisition of any asset or service for an amount equal to or greater than 1% of the value of the relevant Underlying Assets individually, or 3% of such value in the aggregate requires approval of the Managing Member).

Delegation: The Property Manager may delegate all or any of its duties under the Property Management Agreement to a third-party property manager. The Property Manager will not have the authority to sell, transfer, encumber or convey any Underlying Asset.

Performance of Underlying Assets: The Property Manager gives no warranty as to the performance or profitability of the Underlying Assets or as to the performance of any third party engaged by the Property Manager hereunder.

Assignment: Subject to the Property Manager’s right to delegate it duties, no Property Management Agreement may be assigned by either party without the consent of the other party.

Compensation and Expenses: Each Series will pay, monthly, a property management fee to the Property Manager, based on a percentage of the Gross Receipts received by the Series during the immediately preceding month. We and Here generally seek to set these fees to be comparable to prevailing market rates for the management of vacation rental properties in the relevant geographic area. These fees are expected to range from 25% to 40% of the Gross Receipts of the Series. Except in the case where Here PM delegates its duties to a third-party property manager, the percentage of Gross Receipts will be as follows:

●	Series #4: 30%
●	Series #6: 25%

●	Series #7: 25%
●	Series #8: 25%
●	Series #9: 25%
●	Series #10: 25%
●	Series #11: 25%

If Here PM determines to delegate its duties to a third party property manager, the property management fee will be based on the percentage fees charged by the third party property manager. In such case, Here PM will not receive a property management fee with respect to such property.

“Gross Receipts” means (i) receipts from the short-term or long-term rental of the Underlying Assets; (ii) receipts from rental escalations, late charges and/or cancellation fees (iii) receipts from tenants for reimbursable operating expenses; (iv) receipts from concessions granted or goods or services provided in connection with the Underlying Assets or to the tenants or prospective tenants; (v) other miscellaneous operating receipts; and (vi) proceeds from rent or business interruption insurance, excluding (A) tenants’ security or damage deposits until the same are forfeited by the person making such deposits; (B) property damage insurance proceeds; and (C) any award or payment made by any governmental authority in connection with the exercise of any right of eminent domain.

Each Series will bear all expenses of the applicable Underlying Asset and will reimburse the Property Manager for any such expenses paid by the Property Manager on behalf of the applicable Series together with a reasonable rate of interest.

In determining the level of property management fees that would be charged for each Series, the Company and Managing Member considered the vastly increased scope of the time and effort involved in managing a vacation rental as compared to a long-term rental and set property management fees to be generally comparable to prevailing market rates for the management of vacation rental properties in the relevant geographic area. For example, managing a long-term rental would typically involve entering into a lease for one year or more and inspecting the property for damage and preparing for a new tenant once a year or less. In contrast, managing a short-term vacation rental that hypothetically has 30 separate rental bookings during the course of a year would involve signing up a new “tenant” or guest 30 times during the year and similarly inspecting the property for damage and preparing for a new tenant 30 times during the course of the year. Furthermore, a property manager of a long-term rental property would generally be expected to coordinate repairs of major appliances and building equipment and structure. A property manager of a short-term vacation rental would have those responsibilities but would also perform management services more akin to guest services in a hotel, such as coordinating and supervising house cleaning, gardening, replacing blown lightbulbs, broken glasses and dishes, worn linens, repairing or replacing stained or broken furniture and rugs, as well as potentially guest accommodating services, such as assisting guests if wi-fi or cable services are not functioning, providing recommendations for dining or other attractions, arranging airport transfers or tour arrangements, and other management activities to meet guests’ expectations and obtain positive guest ratings on the listing sites.

Duration and Termination: Each Property Management Agreement will expire one year after the date on which the applicable Underlying Asset has been liquidated and the obligations connected to such Underlying Assets (including, without limitation, contingent obligations) have terminated.

Allocation of Certain Expenses

If any fees, costs and expenses of the company are not related solely to a specific Series, they will be allocated by the Managing Member among all Series (or in cases where such fees, costs or expenses relate to several Series but not all Series, among the relevant Series) generally in proportion to the Asset Value of the various Series. “Asset Value” at any date means the fair market value of assets in a Series representing the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such assets in an arm’s length transaction, determined by the Managing Member in its sole discretion.

Once such fees, costs or expenses have been allocated in accordance with the Manager’s allocation policy, each relevant Series would record their allocated portion and become liable for payment or for reimbursing the Managing Member for its allocated amount of such expenses. For example, generally, we expect that the costs of repairs, furnishings and capital expenditures for a particular property will be applicable to and incurred solely by the relevant Series which owns such property. Similarly, property management fees and other contractual obligations under the Property Management Agreement for a specific Series, and the asset management fees charged by our Managing Member will be obligations solely of the relevant Series. In contrast and for example, our Managing Member initially bears all offering expenses, other than brokerage commissions, on behalf of each Series. Such expenses will be allocated among and reimbursed by all Series established by Here Collection once those Series have all been established and funded. There may be situations where it is difficult to allocate fees, costs and expenses among specific Series and, therefore, there is a risk that a Series may bear a proportion of the fees, costs and expenses for a service or product for which another Series received a disproportionately high benefit. See “Risk Factors – Liability of investors between Series.”

Market Outlook

Short-term Rental Market

General

Following the emergence of the COVID-19 pandemic, demand for short-term rentals initially declined significantly, but was followed by a partial recovery in 2020 and a marked shift toward small cities/rural markets and destination/resort locations (mountain/lake and coastal) and away from large city/urban markets.

According to AirDNA, in 2020, short-term rental demand contracted by 16.1% for the year, a significant portion of which was related to private and shared rooms or 1- or 2-bedroom apartments listed on Airbnb and primarily located in large metropolitan areas. In the first quarter of 2021, the United States hit a new bookings record each month leading up to April 2021 when demand (nights) surpassed 2019 levels for the first time since February 2020. Looking at changes in occupancy rates in April 2019 versus April 2021, the US short-term rental market shows the following:

●	67% increase in small cities/rural markets

●	25% increase in destination/resort locations (mountain/lake and coastal)

●	8% increase mid-size cities

●	13% decline in suburban markets

●	41% decline in the 50 largest U.S. cities based on population

Source: Outlook Report published by AirDNA, an intelligence platform for short-term rental hosts and investors.

Trends in the supply of short-term rentals also indicate this movement towards small cities and rural areas and away from urban areas. Historically, according to the AirDNA Outlook Report, owners add units during high-demand periods and remove them when demand dissipates; and this trend generally held over 2021, with 40% fewer available nights in urban areas compared to 25% more nights available in small city/rural locations. Destination/resort areas have somewhat bucked this trend, per the Report, with destination markets near major cities seeing increased demand for single-family housing but many owners removing properties, preferring to use second homes themselves.

AirDNA projects, with demand having shifted to larger homes in destination markets, higher average daily rates in 2020/21:

●	High levels of demand and a delayed expansion of available supply of new short-term rental units will mean at least two years of elevated occupancy levels for U.S. properties

●	This same factor, but now in reverse, will cause average daily rates to decline in 2022 as demand returns to the cities and smaller properties, with 2022 average rates being 7.5% higher than in 2019

●	Total revenues will increase by 42% over the four-year period from 2019 through 2022, despite a decline in revenue per unit (RevPAR) in 2022.

Source: Outlook Report published by AirDNA.

The following shows AirDNA’s projected market trajectory under its downside, mid-level and upside assumption, compared to the 2019 pre-pandemic trajectory:

Source: Outlook Report published by AirDNA.

Series #4 – Joshua Tree Property

This property is located in Joshua Tree, CA and according to AirDNA, as of March 17, 2022, the Joshua Tree vacation rental market shows:

●	Primarily entire home rentals (98%) with an average of 2.1 bedrooms and accommodating an average of 5.3 guests

●	Strong rental demand for a seasonal destination (89 points out of 100)

●	A median occupancy rate of 71% over the past 12 months

●	An average daily rate of $259, over the last year

●	An average rating on Airbnb of 4.84 (out of 5)

●	A 4% quarterly growth on average in the number of active rentals since Q4 2018)

Series #6 – Mendocino Property

This property is located in Galveston, TX and according to AirDNA, as of July 19, 2022, the Galveston vacation rental market shows:

●	Primarily entire home rentals (98%) with an average of 2.5 bedrooms and accommodating an average of 7.8 guests

●	Strong rental demand for a seasonal destination (49 points out of 100)

●	A median occupancy rate of 77% over the past 12 months

●	An average daily rate of $302, over the last year

●	An average rating on Airbnb of 4.6 (out of 5)

●	A 12% quarterly growth on average in the number of active rentals since Q4 2018.

Series #7 – Santa Fe Property

This property is located in Santa Fe, NM and according to AirDNA, as of July 19, 2022, the Santa Fe vacation rental market shows:

●	Primarily entire home rentals (90%) with an average of 2 bedrooms and accommodating an average of 4.8 guests

●	Strong rental demand for a seasonal destination (80 points out of 100)

●	A median occupancy rate of 77% over the past 12 months

●	An average daily rate of $277, over the last year

●	An average rating on Airbnb of 4.8 (out of 5)

●	A 11% quarterly growth on average in the number of active rentals since Q4 2018.

Series #8 – Tanglewood Property

This property is located in Blue Ridge, GA and according to AirDNA, as of July 19, 2022, the Blue Ridge vacation rental market shows:

●	Primarily entire home rentals (98%) with an average of 3 bedrooms and accommodating an average of 7.6 guests

●	Strong rental demand for a seasonal destination (68 points out of 100)

●	A median occupancy rate of 57% over the past 12 months

●	An average daily rate of $303, over the last year

●	An average rating on Airbnb of 4.74 (out of 5)

●	A 11% quarterly growth on average in the number of active rentals since Q4 2018.

Series #9 – Sabino Property

This property is located in Tucson, AZ and according to AirDNA, as of August 11, 2022, the Tucson vacation rental market shows:

●	Primarily entire home rentals (90%) with an average of 2.1 bedrooms and accommodating an average of 5.0 guests

●	Strong rental demand for a seasonal destination (81 points out of 100)

●	A median occupancy rate of 75% over the past 12 months

●	An average daily rate of $156, over the last year

●	An average rating on Airbnb of 4.74 (out of 5)

●	A 14% quarterly growth on average in the number of active rentals since Q2 2019.

Series #10 – Montclair

This property is located in San Diego, CA and according to AirDNA, as of August 11, 2022, the San Diego vacation rental market shows:

●	Primarily entire home rentals (85%) with an average of 1.9 bedrooms and accommodating an average of 5.5 guests

●	Strong rental demand for a seasonal destination (80 points out of 100)

●	A median occupancy rate of 81% over the past 12 months

●	An average daily rate of $268, over the last year

●	An average rating on Airbnb of 4.66 (out of 5)

●	A 14% quarterly growth on average in the number of active rentals since Q2 2019.

Series #11 – Terracotta Property

This property is located in Sedona, AZ and according to AirDNA, as of August 11, 2022, the Sedona vacation rental market shows:

●	Primarily entire home rentals (86%) with an average of 2.1 bedrooms and accommodating an average of 5.7 guests

●	Strong rental demand for a seasonal destination (84 points out of 100)

●	A median occupancy rate of 77% over the past 12 months

●	An average daily rate of $302, over the last year

●	An average rating on Airbnb of 4.7 (out of 5)

●	A 11% quarterly growth on average in the number of active rentals since Q2 2019.

Real Estate Market

According to the National Association of Realtors®’ recent research of December 2020, nationwide existing-home sales median price went up 14.9% year-over-year. Meanwhile, the total number of home sales dropped 1.5%, and the average days on market rose slightly from 17 days to 22 days.

Sales of new single-family houses in August 2021 were at a seasonally adjusted annual rate of 740,000, according to estimates released jointly today by the U.S. Census Bureau and the Department of Housing and Urban Development. This is 24.3 percent below the August 2020 estimate of 977,000. The median sales price of new houses sold in August 2021 was $390,900. The seasonally-adjusted estimate of new houses for sale at the end of August 2021 was 378,000. This represents a supply of 6.1 months at the current sales rate.

According to the U.S. Census Bureau, approximately 11.0% of the housing units in the United States in the second quarter of 2021 were vacant. Purchasing a home is often one of the largest investments that individuals make. Home ownership accounts for a significant portion of households’ net worth in the United States. Owner-occupied housing units made up about 58.2% of total households, while renter-occupied units made up around 30.8% of the inventory in the second quarter of 2021.

CBRE, the world’s largest commercial real estate services and investment firm, forecasts a return to pre-COVID vacancy levels and a 6% increase in net effective rents in 2021, with a full market recovery occurring in early 2022. The economic rebound will lead to rising multi-family demand, largely from “unbundling”—certain renters moving out of their parents’ homes or those of friends as job opportunities provide more financial flexibility to live independently.

Looking at the professional publication “Emerging Trends in Real Estate® 2021”, undertaken jointly by PwC and the Urban Land Institute, the marketplace will continue to see home price and sales growth in 2021 even though U.S. gross domestic product is down as a result of the COVID-19 outbreak. At the same time, new constructions are also projected to develop at a smooth pace.

Marketing/Distribution Channels

We market our properties primarily through the following vacation rental platforms:

AirBNB

Vrbo

Expedia (which integrates Vrbo listing)

Each of these platforms enables travelers to search for available lodgings in a particular city or geographic area for the duration of their intended stay. The platforms facilitate travelers bookings by reserving the days booked at a particular property, accepting traveler payments, including security deposits, remitting payments to us and refunding, as needed, security deposits and payments related to cancellations.

We pay these platforms the following fees in connection each property that we list on the site:

Platform	Service Fee (% of total booking amount)	Other Fees
AirBNB	3% of total booking amount	n/a
VRBO (including Expedia)	5% of total booking amount	3% credit card processing fee

Competition

The company competes with many others engaged in real estate in general and vacation rental operating activities in particular, including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. In particular, the company intends to list its vacation rental properties through established vacation rental booking platforms, such as AirBNB and Vrbo, and the company’s properties will compete with all other properties listed on those sites in the vicinity of a Series’ property, as well as other traditional accommodations such as hotels that may have built-in client bases and significantly greater resources and the ability to withstand economic downturns or off-peak vacancies. This market is competitive and rapidly changing. Significant increases in the number of listings for short-term vacation rentals in the geographic areas where the company’s properties are located, if not met by a similar increase in demand for short-term rentals, is likely to cause downward pressure on rental rates and, potentially, impact the value of the Underlying Asset. The company expects competition to persist and intensify in the future, which could harm a Series’ ability to generate sufficient rental income from its vacation property or the company’s ability to acquire additional properties on terms that investors find to be reasonable.

Plan of Operations

The company intends to focus on acquiring properties located in the United States, that are expected to include:

●	Single family homes,

●	Condos and

●	Small multi-family properties.

The company may borrow funds to purchase its properties and, if it does, would expect to have a 30-90% loan to value ratio.

The company chooses properties based on large-scale historical and marketing data and rich real-estate experiences from our team’s real-estate experts. Some factors we look to include:

●	Properties located in vacation destinations

●	Above local average market cap rate for all types of real estate properties, such as multi-families, single-families, commercial buildings, etc.

●	Located in a geographic region where there is room for appreciation.

●	Well-maintained structures to avoid future risks.

As part of our plan of operations, we intend to execute the following milestones over the course of the next 12 months:

●	Build, develop and grow efficient property management relationships across multiple locations/ states.

●	Close 10 additional Underlying Assets.

●	Reach 20,000 users/investors.

Employees

Here Collection currently has 0 full-time employees and 0 part-time employees.

Here, as the Managing Member of the company and the Managing Member of the Property Manager and of each of the Series, currently has 4 full-time employees, including its CEO Corey Walters, all of whom work remotely.

Intellectual Property

Here has applied for the trademark protection for “Here.”

Regulation

As an owner/operator of vacation rental properties, we are subject to federal, state and local regulations governing short-term rental operations, most notably tax regulations and licensing requirements that differ from state to state and city to city. For example, Florida’s 6.0% state sales tax, plus any applicable discretionary sales surtax, applies to rental charges paid to occupy living quarters or sleeping or housekeeping accommodations for rental periods of six months or less. Such accommodations include hotel and motel rooms, condominium units, timeshare resort units, single-family homes, apartments or units in multiple unit structures, mobile homes, beach or vacation houses, campground sites, and trailer or RV parks. An operator must obtain a certificate of registration from Florida’s department of revenue for each place of business before collecting any taxes. Individual Florida counties may impose a local tax on transient rental accommodations, such as the tourist development tax, convention development tax, tourist impact tax, or municipal resort tax. Currently our properties are subject to state taxes but not any additional county taxes. We are also not currently subject to any licensing requirements.

We are also subject to federal state and local laws that affect property ownership generally, including environmental laws, certificates of occupancy limitations, and laws related to accommodations for persons with disabilities. See the discussion in “Risk Factors” regarding some of these regulations and the risks they pose for our business.

The company believes it is in compliance with all necessary federal, state, and local regulations involved in its business.

Litigation

The company is not a party to any current litigation.

THE COMPANY’S PROPERTY

Here Collection owns the following property which was acquired by the below Series following the completion of the offering of its Series Interests under this Offering Statement:

Series #1:	a residential property located at 1989 Loraine Rd., Largo, FL 33774. There is no debt associated with this property (the “Largo Property”).

As of the date of this Offering Circular, Here Collection does not own or lease any other property. Here, the company’s Managing Member, leases a virtual address in Miami for mailing purposes for monthly rent of $210.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the financial statements and financial condition of Here Collection (formerly Here 001 LLC) and results of its operations together with the financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

Here Collection LLC was formed as Arrive Collection LLC on June 15, 2021 (“Inception”) in the State of Delaware. On July 6, 2021, an amendment to the Certificate of Formation was filed to change the name of the entity to Here 001 LLC and, on January 11, 2022, a second amendment to the Certificate of Formation was filed to change the name of the entity to Here Collection LLC. Here Collection is an investment vehicle that intends to enable investors to own fractional ownership of a specific vacation rental property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management. We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will be treated as a corporation for U.S. federal income tax purposes.

Here is the company’s Managing Member. As the company’s Managing Member, it will manage the company’s day-to-day operations. Here is also the Managing Member of each Series and Here PM, a wholly owned subsidiary of Here, is the Property Manager of each Series and will manage each property that a Series acquires.

Going Concern

The company’s financial statements have been prepared assuming the company will continue as a going concern. The company is newly formed and has not generated revenue from operations. The company will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the company’s ability to continue as a going concern.

During the next 12 months, the company intends to fund operations through member advances and debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the company.  If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition and operating results. The company’s accompanying financial statements do not include any adjustments that might result from these uncertainties.

Results of Operations

The company was formed on June 15, 2021 and has had no significant operations and no revenues since that date. During the period ended December 31, 2021, the company’s member advanced the company $230 to pay for initial formation costs, resulting in total expenses of $230 and a net loss of $230.

Liquidity and Capital Resources

Due to its recent formation, the company has no cash, assets or liabilities reflected on its balance sheet. The company’s capital resources would be derived from operating cash flow, once it has raise sufficient funds through the offering of Series Interests to acquire vacation rental properties. The Series will be dependent on the net proceeds from this offering for funding to acquire these properties. For information regarding the anticipated use of proceeds from this offering, see “Use of Proceeds.”

The company may secure mortgage financing that is expected to be incurred by the relevant Series. For a description of the terms of this financing for a particular Series, please see the description of that Series under “The Company’s Business – Property Overview.”

Property Acquired

As of December 31, 2021, Series #1 had entered into an agreement to purchase the Largo Property from an affiliate of Here, which in turn acquired the property from an unaffiliated third party seller on July 29, 2021. After renovating and making repairs to the property to prepare it for rent, such affiliate listed the property for short-term rent on August 12. As a result, we are presenting a discussions of financial results of the Largo Property. The following discussion should be read together with the financial statements of 1989 Loraine Road as of December 31, 2021 and for the period from July 9, 2021 through December 31, 2021 and related notes appearing at the end of this Offering Circular.

Through December 31, 2021, the Largo Property generated $15,110 in rental revenues and recorded $43,875 of expenses, including $4,638 of non-cash depreciation expense and approximately $24,000 related to expenses for repairs and furnishings. As a result, the Largo Property recorded a net loss of $28,765 for the period from Inception to December 31, 2021. As of December 31, 2021, the Largo Property had cash on hand of $715. As of December 31, 2021, $330,970 was advanced by an affiliate of Here, which covered the purchase price of the Largo Property, improvements and operating expenses of the Largo Property. This amount is recorded as a liability, is non-interest bearing and is payable on demand.

The above information is preliminary and reflects upfront costs for improvements, repairs and furnishings that are not expected to be repeated at similar levels of spending. This information also does not reflect any fees that would be payable by Series #1 to Here or its affiliates under our Operating Agreement or the relevant property management agreement for the property, respectively, following Series #1’s acquisition of the property. It should not be considered indicative of future performance, especially given the high level of seasonality for vacation rentals in Largo, Florida.  See “Risk Factors – The performance of any real estate asset is likely to fluctuate significantly due to seasonality.”

Subsequent Events

Series #1

On April 5, 2022, we issued 389,340 Series #1 Interests at a price of $1.00 per Interest, the maximum offering amount for Series #1, and thereafter Series #1 purchased the Largo Property from Here Acquisitions for a cash purchase price of $328,665 and paid the Managing Member a service fee of $34,417.

Additional Series

As of April 15, 2022, we established Series #2, Series #3 and Series #4 for the purpose of purchasing the respective properties set forth in this Offering Circular.

As of July 19, 2022, we established Series #6, Series #7 and Series #8 for the purpose of purchasing the respective properties set forth in this Offering Circular.

As of August 3, 2022, we established Series #9, Series #10 and Series #11 for the purpose of purchasing the respective properties set forth in this Offering Circular.

Please see the unaudited proforma combined financial statements of Here Collection LLC as of and for the period ended December 31, 2021. The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

Trend Information

The company has a limited operating history and has not generated revenue from intended operations.  The company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the company’s control could cause fluctuations in these conditions, including but not limited to: recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside as a result of the coronavirus pandemic; travel restrictions; changes in the real estate market; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the company’s financial condition and the results of its operations.

On January 20, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economic and financial markets of many countries, including the geographical area in which the company operates. Measures taken by various governments to contain the virus have affected economic activity. Due to our recent formation, the impact on our business and results has not been significant. We will continue to follow the various government policies and advice, and, in parallel, we will do our utmost to continue our operations in the best and safest way possible without jeopardizing the health or our stakeholders.

Long-term decreased demand in the travel and rental housing industry would adversely affect our business model. Demand for rental and vacation housing is tied to the broader economy and factors outside the company’s control. Should factors such as COVID-19 pandemic result in continued loss of general economic activity, we would experience a slower growth rate in demand for our products and services.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designation for each Series, Here Investments Inc. is the initial member of each Series. Here Investments Inc. is also the Managing Member of Here Collection. Finally, Here PM LLC, a wholly owned subsidiary of Here Investments Inc., is the Property Manager of each Series. The sole member of Here PM is Here Investments Inc. and its Manager is Corey Ashton Walters.

HERE INVESTMENTS INC.

Chief Executive Officer	Chief Financial Officer	Director

Corey Ashton Walters	Corey Ashton Walters	Corey Ashton Walters

HERE COLLECTION LLC

(Wholly owned subsidiary of Here Investments Inc.)

Managing Member: Here Investments Inc.

Here Collection is managed by its Managing Member, Here. Here is operated by the following executive and director who works for the Managing Member on a full time basis.

Name	Position	Age	Term of Office (if indefinite, give date appointed)	Full Time/ Part Time
Corey Ashton Walters	Chief Executive Officer	30	February 23, 2021	Full Time
Corey Ashton Walters	Chief Financial Officer	30	February 23, 2021	Full Time
Corey Ashton Walters	Director	30	February 23, 2021	Full Time

Corey Ashton Walters, Chief Executive Officer, Chief Financial Officer and Director

Prior to founding Here in 2021, Corey Walters co-founded Homeworthy in 2017, a technology enabled cloud real estate brokerage that served homeowners located in over 900 cities across the Pacific Northwest. As of 2021, Homeworthy is no longer in operation.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2020, the company did not compensate any director or executive officer of Here for their services to Here Collection. Rather, Here will receive asset management fees from Here Collection as described under “Securities Being Offered – Asset Management Fees” and Here PM, a wholly owned subsidiary of Here, will receive property management fees as discussed in “The Company’s Business – Property Management Agreement with Here PM.”

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

At the closing of each offering, Here, our Managing Member, must purchase a minimum of between 0.10% and 1.0% and may purchase a maximum of 51% of Series Interests through the Offering, or such other minimum and maximum percentage amount as set forth in the applicable Series Certificate of Designation for the relevant Series, for the same price as all other investors.

The address for Here, our Managing Manager, is set forth on the cover page of this Offering Circular. The table below shows the Series Interests owned by our Managing Member as of July 20, 2022. No person holds 10% or more of any Series.

Title of Class	Number of Shares Owned	Percent of Outstanding Shares Owned
Series #1	3,894	1.0%
Series #2	4,495	1.0%
Series #3	4,140	1.0%
Series #4
Series #6
Series #7
Series #8
Series #9
Series #10
Series #11

Corey Ashton Walters owns all of outstanding common shares of Here and owns over 90% of Here on a fully diluted basis (including unexercised options).

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Existing Transactions

Property Management Agreement

Each Series has entered into, or is expected to enter into, a separate Property Management Agreement with Here PM, a wholly owned subsidiary of Here. See “The Company’s Business – Property Management Agreement with Here PM” for a description of this agreement.

Real Estate Purchase

Here Collection entered into a Real Estate Purchase Agreement with Here Acquisitions (formerly Arrive 1 LLC) a wholly owned subsidiary of Here, dated November 29, 2021. The Agreement provided for Here Collection’s purchase of the Largo Property, plus all furniture, fixtures and linens, at a purchase price of $344,716 plus closing costs.

HCO 1 LLC, an affiliate of Here entered into the Big Bear Purchase Agreement to acquire the Big Bear Property and all furnishings from a third party seller on February 27, 2022, for approximately $802,000, plus estimated closing costs of $4,652. HCO 1 LLC assigned the Big Bear Purchase Agreement to Series #2.

HCO 1 LLC, an affiliate of Here entered into the Gatlinburg Purchase Agreement to acquire the Gatlinburg Property from a third party seller on March 10, 2022, for $650,000, plus estimated closing costs of $19,500. HCO 1 LLC assigned the Gatlinburg Purchase Agreement Series #3.

HCO 1 LLC, an affiliate of Here entered into the Joshua Tree Purchase Agreement (as defined below) to acquire the Joshua Tree Property from a third party seller on April 4, 2022, for $816,000, plus estimated closing costs of $24,480. HCO 1 LLC assigned the Joshua Tree Agreement Purchase Agreement Series #4, as described under “The Company’s Business – Property Overview – Series #4”.

HCO 1 LLC, an affiliate of Here entered into the Mendocino Purchase Agreement to acquire the Mendocino Property from a third party seller on July 11, 2022, for $649,000, plus estimated closing costs of $12,980. HCO 1 LLC intends to assign the Mendocino Purchase Agreement to an entity wholly owned by Series #6, as described under “The Company’s Business – Property Overview – Series #6”.

HCO 1 LLC, an affiliate of Here entered into the Santa Fe Purchase Agreement (as defined below) to acquire the Santa Fe Property from a third party seller on July 11, 2022, for $1,485,000, plus estimated closing costs of $29,700. HCO 1 LLC intends to assign the Santa Fe Purchase Agreement to an entity wholly owned by Series #7, as described under “The Company’s Business – Property Overview – Series #7”.

HCO 1 LLC, an affiliate of Here entered into the Tanglewood Purchase Agreement to acquire the Tanglewood Property from a third party seller on July 19, 2022, for $640,000, plus estimated closing costs of $25,600. HCO 1 LLC intends to assign the Mendocino Purchase Agreement to an entity wholly owned by Series #8, as described under “The Company’s Business – Property Overview – Series #8”.

HCO 1 LLC, an affiliate of Here entered into the Sabino Purchase Agreement to acquire the Tanglewood Property from a third party seller on August 3, 2022, for $845,000, plus estimated closing costs of $16,900. HCO 1 LLC intends to assign the Mendocino Purchase Agreement to an entity wholly owned by Series #9, as described under “The Company’s Business – Property Overview – Series #9”.

HCO 1 LLC, an affiliate of Here entered into the Montclair Purchase Agreement to acquire the Tanglewood Property from a third party seller on August 5, 2022, for $1,475,000, plus estimated closing costs of $29,500. HCO 1 LLC intends to assign the Mendocino Purchase Agreement to an entity wholly owned by Series #10, as described under “The Company’s Business – Property Overview – Series #10”.

HCO 1 LLC, an affiliate of Here entered into the Terracotta Purchase Agreement to acquire the Tanglewood Property from a third party seller on August 8, 2022, for $1,500,000, plus estimated closing costs of $30,000. HCO 1 LLC intends to assign the Mendocino Purchase Agreement to an entity wholly owned by Series #11, as described under “The Company’s Business – Property Overview – Series #11”.

Advances

During the period ended June 15, 2021, the company’s member advanced the company $230 to pay for initial formation costs.

Conflicts of Interest

The company is subject to various conflicts of interest arising out of its relationship with Here, the company’s Managing Member, and its affiliates. These conflicts are discussed below.

General

The officer and director of Here is also the key professional of Here Collection and has legal obligations with respect to those entities that are similar to their obligations to the company. We do not have a policy that expressly prohibits our Managing Member or our and its directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any Series or in any transaction to which we or any Series are a party or have an interest. Additionally, we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Specifically, our Operating Agreement does not prevent our Managing Member and its affiliates from engaging in additional fundraising, management or investment activities, some of which could compete with us. In the future, Here, any officers or directors of Here and other affiliates of Here may organize other real estate-related entities or provide real estate related services to us or other persons or entities.

Allocation of Acquisition Opportunities

From time to time, Here may create new entities that will acquire real estate assets and make offers of securities to accredited investors, foreign investors and under Regulation D or Regulation A or otherwise. Here will, in its sole discretion determine which entity will be responsible for acquiring a specific asset.

Allocation of the Company’s Affiliates’ Time

The company relies on Here’s real estate professionals and other staff, who act on behalf of Here and the company for the day-to-day operation of their respective businesses. Mr. Walters is the Chief Executive Officer and Chief Financial Officer and sole director of Here, the Managing Member of the company, as well as the Manager of Here PM and the other subsidiaries of Here. As a result of his and Here staff’s interests in other Here entities, the obligations to other investors and the fact that Mr. Walters and the Here staff engage in and will continue to engage in other business activities, they will face conflicts of interest in allocating time among the company, Here, other related entities and other business activities in which they are involved. However, the company believes that Here and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Here entities for which they work.

SECURITIES BEING OFFERED

The following descriptions of the company’s Series Interests, certain provisions of Delaware law, the Series Designation for each Series and the Operating Agreement are summaries and are qualified by reference to Delaware law, the Series Designation of the relevant Series and the Operating Agreement.

General

Title to each Underlying Asset

Title to the property comprising an Underlying Asset of a Series will be held by such Series.

Managing Member, Here

Here is the Managing Member of each Series.

Here PM, a wholly-owned subsidiary of Here, is the Property Manager of each Series.

The Managing Member may amend any of the terms of the Operating Agreement of Here Collection or any Series Designation as it determines in its sole discretion. However, no amendment to the Operating Agreement may be made without the consent of the holders holding a majority of the outstanding Series Interests, that: (i) decreases the percentage of outstanding Series Interests required to take any action under the Agreement; (ii) materially adversely affects the rights of any of the members holding Series Interests (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the company; or (iv) modifies the term of the company.

Distributions

Subject to Section 7.3 and Article XI of the Operating Agreement, as described in the Operating Agreement, and any Series Designation, any Free Cash Flows of each Series after the following:

●

Repayment of any amounts owed to Here PM, as Property Manager, for reimbursement of operating expenses of the Series paid by the Property Manager on behalf of the Series, including any accrued interest thereon and

●

the creation of such reserves as the Managing Member deems necessary, in its sole discretion, to meet future operating expenses, will be applied and is intended to be distributed 100% to the members of such Series on a pro rata basis (which, for the avoidance of doubt, may include the Managing Member or its affiliates that hold Series Interests). We intend to make quarterly distributions of Free Cash Flow to the extent that the Series generates sufficient cash to do so.

“Free Cash Flows” means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization of the relevant Underlying Asset (as shown on the income statement of such Series) and (iii) any depreciation of the relevant Underlying Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Underlying Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations and tax liabilities, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with the terms of the Operating Agreement.

We intend, but are not obligated to, distribute 100% of the Free Cash Flows of a Series, after reimbursing Here PM, as Property Manager, for expenses incurred on behalf of a Series, plus accrued interest, and creating such reserves as the Managing Member deems necessary. A Series’ net income, and therefore, its Free Cash Flow, will be reduced by the expenses of that Series, including the following fees paid to our Managing Member and its affiliates:

●

Property Management Fee: We and Here generally seek to set these fees to be comparable to prevailing market rates for the management of vacation rental properties in the relevant geographic area. These fees are expected to range from 25% to 40% of the Gross Receipts of the Series.

●	Asset Management Fee: A quarterly fee of 0.25% (1% annually) of the Asset Value of the Series.

●

Service Fee: Any portion of the service fee for the Series that is not funded by the proceeds of the Series offering and that is booked as an expenses of the Series, at the company and Here’s discretion. Please see “Use of Proceeds” for the service fee applicable to each specific Series.

We and Here determined these fees internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties. After payment of all of the above fees, all other cash expenses and capital expenditures by the Series, it may not generate sufficient revenue to produce any Free Cash Flows or make distribution to investors.

Asset Management Fees

On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of Series Interests, the Series will pay the Managing Member an asset management fee, payable quarterly in arrears, equal to 0.25% (1% annualized) of Asset Value as of the last day of the immediately preceding quarter.

“Asset Value” at any date means the fair market value of assets in a Series representing the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such assets in an arm’s length transaction, determined by the Managing Member in its sole discretion.

We intend, but are not obligated to obtain a third party valuation of the assets of each Series to determine “Asset Value”.

Restrictions on Transfer

No Transfer of any Series Interest, whether voluntary or involuntary, will be valid or effective, and no transferee will become a substituted Member, unless the written consent of the Managing Member has been obtained, which consent may be withheld in its sole and absolute discretion. Furthermore, no transfer of any Series Interests, whether voluntary or involuntary, will be valid or effective unless the Managing Member determines, after consultation with legal counsel acting for the company that such transfer will not, unless waived by the Managing Member:

●	result in the transferee directly or indirectly owning in excess of 19.9% of the aggregate outstanding Series Interests;

●

result in there being 2,000 or more beneficial owners (as such term is used under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless the Series Interests have been registered under the Exchange Act or the company is otherwise an Exchange Act reporting company;

●	cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of the Employee Retirement Income Security Act of 1974;

●

adversely affect the company or such Series, or subject the company, the Series, the Managing Member or any of their respective affiliates to any additional regulatory or governmental requirements or cause the company to be disqualified as a limited liability company or subject the company, any Series, the Managing Member or any of their respective affiliates to any tax to which it would not otherwise be subject;

●	require registration of the company, any Series or any Series Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

●	violate or be inconsistent with any representation or warranty made by the transferring Member.

Redemption

In order to provide an opportunity to investors who need to establish liquidity after acquiring Series Interests, each Series provides a limited redemption right to investors. Unless stated otherwise in the respective Series Designation and subject to Section 7.5 of the Operating Agreement, a Member associated with one or more Series may request the redemption of his, her, or its Series Interests as follows:

●

For redemption requests made in the first twelve (12) months following the acquisition of Series Interests in an offering, the redemption price will be equal to eighty percent (80%) of the purchase price of the Series Interests being redeemed reduced by (i) the aggregate sum of distributions already paid to the Member with respect to such Series Interests, rounded down to the nearest cent, and (ii) the aggregate sum of distributions, if any, that are declared but unpaid with respect to such Series Interests subject to the redemption request.

●

For redemption requests made in the second twelve (12) months following the acquisition of Series Interests in an offering, the redemption price will be equal to ninety percent (90%) of the purchase price of the Series Interests being redeemed, which will not be reduced by the aggregate sum of distributions, if any, that have been paid with respect to such Series Interests prior to the date of the redemption request or have been declared by the Managing Member but are unpaid with record dates during the period between the redemption request date and the redemption date.

●

For redemption requests made thereafter, the redemption price will be equal to one-hundred percent (100%) of the purchase price of the Series Interests being redeemed and will similarly not be reduced by paid or declare but unpaid distributions.

●	Among other limitations detailed in the Operating Agreement, Members in the aggregate are limited to redemption requests of up to ten percent (10%) of the Series then cash flow.

The Managing Member may in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect the Series’ operations and non-redeemed Members, to prevent an undue burden on the Series’ liquidity, to maintain the Company’s tax status, to comply with federal securities laws and regulations, or for any other reason. See “Risk Factors – The redemption plan offered by each Series is limited and may be amended, suspended or terminated by the Managing Member at any time”.

Voting Rights

Investors have limited voting rights, and substantial powers are delegated to our Managing Member under Section 5.1 of the company’s Operating Agreement for which a vote of the Series Interest holders is not required.

A holder of a Series Interest is entitled to one vote per Series Interest on any and all matters submitted for the consent or approval of members generally. No separate vote or consent of the holders of Series Interests of a specific Series will be required for the approval of any matter, except for matters specified in the Series Designation of such Series.

For each existing Series, the affirmative vote of the holders of not less than a majority of the Series Interests of the Series then outstanding will be required for: (a) any amendment to the Operating Agreement (including the Series Designation) that would adversely change the rights of such Series Interests; (b) mergers, consolidations or conversions of such Series or the company; and (c) all such other matters as the Managing Member, in its sole discretion, determines will require the approval of the holders of the outstanding Series Interests of such Series voting as a separate class.

The affirmative vote of at least two thirds of the total votes that may be cast by all outstanding Series Interests, voting together as a class, may elect to remove the Managing Member at any time if the Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the company and which has a material adverse effect the company. If the Managing Member is so removed, the members, by a plurality vote, may appoint a replacement managing member or approve the liquidation and termination of the company and each Series in accordance with the provisions of Article XI of the Operating Agreement. In the event of the resignation of the Managing Member, the Managing Member will nominate a successor Managing Member and the vote of a majority of the outstanding Series Interests will be required to elect such successor Managing Member. The Managing Member will continue to serve as the Managing Member of the company until such date as a successor Managing Member is so elected.

Confidential Information

The purpose of Article XIV of the Operating Agreement is to protect confidential information of the company that would be available to Series Interest holders but not subject to disclosure under federal securities laws or otherwise publicly available. Such information would include personal information of other investors held by the company, personal information provided in connection with bookings, and other information in the books and records of the company that is not public and to which a Series Interest holder requests and receives access. Note, this confidentiality obligation does not extend to disclosures which are required by law or to which the Managing Member consents.

Reports to Members

The Managing Member must keep appropriate books and records with respect to the business of the company and each Series business. The books of the company will be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Managing Member in accordance with the Internal Revenue Code.

Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Managing Member must use its commercially reasonable efforts to circulate to each Member electronically by e-mail or made available via an online platform:

●	a financial statement of each Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

●	confirmation of the number of Series Interests in each Series outstanding as of the end of the most recent fiscal year;

provided, that notwithstanding the foregoing, if the company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions will be deemed compliance with the above requirements and no further or earlier financial reports shall be required to be provided to the Economic Members of the applicable Series with such reporting requirement.

Your IRS Form 1099-DIV tax information (and 1099-B tax information, if required), is expected to be provided by January 31 of the year following each taxable year.

Our Managing Member intends to file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, the company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. The company will file updated offering circulars and offering circular supplements with the Commission. The company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, the company will file annual reports, semiannual reports and other information with the Commission. In addition, the company plans to provide Series Interest holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

The company will provide such documents and periodic updates electronically by email or made available through the company’s platform.

Distribution Upon Liquidation of a Series

Subject to the terms of Article XI of the Operating Agreement and any specific Series Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), will be applied and distributed 100% to the members on a pro rata basis (which, for the avoidance of doubt, may include the Managing Member and its Affiliates if they hold Series Interests).

Other Rights

Holders of Series Interests will have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The company’s Operating Agreement and Subscription Agreement each include a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement or the transactions contemplated thereby, excluding matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The company will be required to make annual and semi-annual filings with the SEC. The company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months ended June 30. The company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 holders of record and has filed at least one Form 1-K.

At least every 12 months, the company will file a post-qualification amendment to the Offering Statement (or post-qualification amendment) of which this Offering Circular forms a part, to include the company’s recent financial statements.

The company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

Accounting Pronouncements

Under Section 107 of the JOBS Act, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, these consolidated financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.

Implications of Being an Emerging Growth Company

The company is not subject to the ongoing reporting requirements of the Exchange Act because the company is not registering its securities under the Exchange Act. Rather, the company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●

annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception; related party transactions; beneficial ownership of the issuer’s securities; executive officers and directors and certain executive compensation information; management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations; and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the company’s Offering Statement was qualified, if the securities of any such class to which this Offering Statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the company may suspend its ongoing reporting obligations under Regulation A for such class of securities immediately upon filing with the SEC an exit report on Form 1-Z.

If the company becomes a public reporting company in the future, it may determine to satisfy its ongoing public reporting obligation as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, (“JOBS Act”) under the reporting rules set forth under the Exchange Act. For so long as the company remains an “emerging growth company,” the company may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in the company’s periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and Series Interest holders approval of any golden parachute payments not previously approved.

If the company becomes a public reporting company in the future, it expects to take advantage of these reporting exemptions until it is no longer an emerging growth company. The company would remain an “emerging growth company” until the market value of its Series Interests that are held by non-affiliates exceeds $700 million as of any

June 30, in which event the company would cease to be an “emerging growth company” as of the following December 31.

If the company does not become a public reporting company under the Exchange Act for any reason, the company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, the company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and its Series Interest holders could receive less information than they might expect to receive from more mature public companies.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the company may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition, holding, and disposition of the Series Interests. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the current and temporary regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of each Series will be in accordance with its applicable organizational documents and as described in this Offering Circular.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Series Interests as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt or governmental organizations, financial institutions or broker-dealers, non-U.S. individuals and corporations, U.S. expatriates, persons who mark-to-market the Series Interests, subchapter S corporations, partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes, U.S. Holders whose functional currency is not the U.S. dollar, regulated investment companies and REITs, trusts and estates, holders who receive the Series Interests through the exercise of compensatory options or otherwise as compensation, persons holding the Series Interests as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, persons subject to the alternative minimum tax provisions of the Code, persons holding the Series Interests through a partnership or similar pass-through entity, and persons holding a 10% or more (by vote or value) beneficial interest in the Series Interests.

Except as explicitly set forth below, this section addresses only certain U.S. federal income tax considerations, and does not address state, local, non-U.S., or non-income tax considerations. The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. New laws, interpretations of law, regulations. or court decisions, any of which may take effect retroactively, could cause one or more statements in this section to be inaccurate.

As used herein, the term “U.S. Holder” means a beneficial owner of Series Interests that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●

a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) control all of the substantial decisions of the trust or if a valid election is in place under the applicable Treasury Regulations to treat the trust as a United States person.

If an entity treated as a partnership for U.S. federal income tax purposes is an owner of the Series Interests, the U.S. tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of Series Interests that is a partnership and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of acquiring, holding and disposing of the Series Interests.

THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF ACQUIRING, HOLDING AND DISPOSING OF THE SERIES INTERESTS WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE SERIES INTERESTS.

General

Here Collection LLC is organized as a Delaware series limited liability company. We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will elect to be treated for U.S. federal tax purposes as a corporation, and the discussion below assumes that each Series will be so treated.

Distributions

Distributions made with respect to the Series Interests will be treated as dividends to the extent of the current and accumulated earnings and profits of the Series as determined for U.S. federal income tax purposes. Dividends are ordinary income, but dividends received by a non-corporate U.S. Holder may qualify for a reduced rate of federal income tax as “qualified dividend income” if certain holding period requirements are satisfied. Qualified dividend income is taxed at the rates applicable to long-term capital gains, including a maximum U.S. federal income tax rate of 20%. Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied.

Any distributions in excess of a Series’ current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the Series Interests, but rather will reduce the adjusted tax basis of such Series Interests. To the extent that such distributions exceed the U.S. Holder’s adjusted tax basis in the Series Interests, such distributions will be included in income as capital gain.

Sale, Exchange, or other Taxable Disposition

Upon the sale, exchange, or other taxable disposition of the Series Interests, a U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Series Interests. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of the Series Interests. A U.S. Holder’s tax basis in a Series Interest generally will be equal to the cost of acquiring the Series Interest to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a non-dividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of the Series Interests generally will be capital gain or loss and will be long-term capital gain or loss if the Series Interests have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Net Investment Income Tax

Individuals, trusts and estates with income exceeding certain thresholds are also subject to a 3.8% tax on net investment income. Distributions included in income (whether as dividends or capital gains) and any gain on the sale, exchange or otherwise taxable disposition of the Series Interests will be included in net investment income for purposes of the 3.8% tax.

Tax Withholding

A Series may be required in certain circumstances to apply backup withholding on dividends, distributions, and redemption proceeds payable to any holder (including a U.S. Holder) that fails to timely provide the Company with its correct taxpayer identification number or to make required certifications. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against the U.S. Holder’s federal income tax liability, provided that a return is timely and properly filed with the IRS. Backup withholding will not be applied to payments subject to the 30% withholding tax described in the prior paragraph.

Under legislation commonly known as “FATCA,” a Series will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid IRS Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid IRS Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

LEGAL MATTERS

The validity of the issuance of the Shares of each Series offered by this Offering Circular will be passed upon for us by Goodwin Procter LLP, New York, New York.

EXPERTS

Our financial statements for December 31, 2021 and for the period of June 15, 2021 (Inception) through December 31, 2021 included in this offering circular have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

HERE COLLECTION LLC

FINANCIAL STATEMENTS

Index to Financial Statements

Audited Financial Statements

Pro Forma Financial Statements

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Here 001 LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Here 001 LLC (the “Company”) as of December 31, 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period June 15, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period June 15, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

April 21, 2022

HERE COLLECTION LLC

BALANCE SHEET

December 31, 2021
Assets
Current assets:
Cash	$-
Total current assets	-

Total assets	$-

Liabilities and Member’s Deficit
Current liabilities:
Related party advances	$230
Total current liabilities	230

Commitments and contingencies (Note 3)

Member’s deficit	(230)
Total member’s deficit	(230)
Total liabilities and member’s deficit	$-

See accompanying notes to financial statements.

HERE COLLECTION LLC

STATEMENT OF OPERATIONS

For the Period from Inception (June 15, 2021) to December 31, 2021

Revenues	$-

Operating Expenses:
General and administrative	230
Total operating expenses	230

Net loss	$(230)

See accompanying notes to financial statements.

HERE COLLECTION LLC

STATEMENT OF MEMBER’S DEFICIT

Total Member’s Deficit
Balance at June 15, 2021 (Inception)	$-
Net loss	(230)
December 31, 2021	$(230)

See accompanying notes to financial statements.

HERE COLLECTION LLC

STATEMENT OF CASH FLOWS

For the Period from Inception (June 15, 2021) to December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(230)
Net cash used in operating activities	(230)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances	230
Net cash provided by financing activities	230

Change in cash	-
Cash, beginning of period	-
Cash, end of period	$-

Supplemental disclosures of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements.

HERE COLLECTION LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Arrive Collection LLC was formed on June 15, 2021 (“Inception”) in the State of Delaware. On July 6, 2021, an amendment to the Certificate of Formation was filed to change the name of the entity to Here 001 LLC. On January 11, 2022, another amendment was file to change the name of the entity to Here Collection LLC. The financial statements of Here Collection LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Miami, Florida.

Here Collection LLC is an investment vehicle which intends to enable investors to own fractional ownership of a specific vacation rental property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the Company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Going Concern and Management’s Plans

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is newly formed and has not generated revenue from operations. The Company will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

During the next 12 months, the Company intends to fund operations through member advances and debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the Company.  If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

HERE COLLECTION LLC

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	- Unobservable inputs which are supported by little or no market activity.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to their short-term nature.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue from intended operations.  The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including but not limited to: recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside as a result of the coronavirus pandemic; travel restrictions; changes in the real estate market; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

On January 20, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economic and financial markets of many countries, including the geographical area in which the Company operates. Measures taken by various governments to contain the virus have affected economic activity. Due to the Company’s recent formation, the impact on our business and results has not been significant. We will continue to follow the various government policies and advice, and, in parallel, we will do our utmost to continue our operations in the best and safest way possible without jeopardizing the health or our stakeholders.

Long-term decreased demand in the travel and rental housing industry would adversely affect our business model. Demand for rental and vacation housing is tied to the broader economy and factors outside the Company’s control. Should factors such as COVID-19 pandemic result in continued loss of general economic activity, we would experience a slower growth rate in demand for our products and services.

HERE COLLECTION LLC

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification (“ASC”) 606 Revenue from Contracts with Customers. The Company will determine revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. No revenue has been generated to date.

Income Taxes

The Company is taxed as a Limited Liability Company (LLC). Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the Company’s taxable income. The Company will pay state income taxes at reduced rates.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on its financial statements.

The Financial Accounting Standards Board (“FASB”) issues Accounting Standard Updates (“ASU”) to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

HERE COLLECTION LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended December 31, 2021, the Company’s member advanced $230 to pay for initial formation costs. These advances are non-interest bearing and are due on demand.

NOTE 5 – MEMBER’S DEFICIT

The Company accounts for membership units as a percentage. As of December 31, 2021, the Company only has one member, its Managing Member. Allocation of income, losses, and voting is based on the percentages held by holder.

The Managing Member of the Company may, at any time and from time to time cause the Company to establish in writing (each, a “Series Designation”) one or more series as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares associated with any other Series, or the Members associated therewith. The terms and conditions for each Series shall be as set forth in the operating agreement and the Series Designation, as applicable, for the Series.

On August 1, 2021, the Company established Series #1 for the purpose of acquiring the property at 1989 Loraine Rd., Largo, FL 33774 from Here Acquisitions, a related party. Concurrently, the Company has entered into a Property Management Agreement with Here PM, another related party, to manage the property under Series #1. Under the agreement, the Company will pay Here PM a monthly fee equal to 10% of the gross receipts for the rental of the property. As of December 31, 2021, the property had not been acquired from Here Acquisitions as the purchase is contingent upon the closing of an initial offering of the Company’s membership interests. See Note 6.

NOTE 6 – SUBSEQUENT EVENTS

On March 11, 2022, the company established Here Collection LLC – Series #2, a Series of Here Collection LLC. The Series seeks to invest in the Series #2 Asset in accordance with the terms and conditions of the Amended and Restated Operating Agreement, dated January 28, 2022, of Here Collection LLC. The Series Assets of Series #2 shall compromise a residential property located at 335 Maple Ridge Dr, Big Bear, CA 92314, which will be acquired by Series #2 upon the close of the Initial Offering and any assets and liabilities associated with such asset and such other assets and liabilities acquired by Series #2. The maximum number of Series #2 Interests the Company can issue is 449,444. Concurrently, the company has entered into a Property Management Agreement with Here PM, another related party, to manage the property under Series #2. Under the agreement, the company will pay Here PM a monthly fee equal to 25% of the gross receipts for the rental of the property. Financial information for this entity is not currently available.

On March 28, 2022, Here Collection LLC – Series #1 closed its offering and issued 389,340 in interests, 3,894 of which were acquired by Here Investments LLC. See Note 5.

HERE COLLECTION LLC

NOTES TO FINANCIAL STATEMENTS

On March 30, 2022, the company established Here Collection LLC – Series #3, a Series of Here Collection LLC. The Series seeks to invest in the Series #3 Asset in accordance with the terms and conditions of the Amended and Restated Operating Agreement, dated January 28, 2022, of Here Collection LLC. The Series Assets of Series #3 shall compromise a residential property located at 1182 Ski Mountain Rd., Gatlinburg, TN 37738, which will be acquired by Series #3 upon the close of the Initial Offering and any assets and liabilities associated with such asset and such other assets and liabilities acquired by Series #3. The maximum number of Series #3 Interests the Company can issue is 393,939. Concurrently, the company has entered into a Property Management Agreement with Here PM, another related party, to manage the property under Series #3. Under the agreement, the company will pay Here PM a monthly fee equal to 25% of the gross receipts for the rental of the property. Financial information for this entity is not currently available.

On April 4, 2022, the property located 1989 Loraine Rd., Largo, FL 33774, see Note 5, was sold to Here Collection – Series #1 for $328,665, which represents repayment by the property of amounts due to Here Investments Inc, a related party, and Series #1 paid $34,417 to Here Investments LLC as a sourcing fee.

On April 6, 2022, the company established Here Collection LLC – Series #4, a Series of Here Collection LLC. The Series seeks to invest in the Series #4 Asset in accordance with the terms and conditions of the Amended and Restated Operating Agreement, dated January 28, 2022, of Here Collection LLC. The Series Assets of Series #4 shall compromise a residential property located at 4726 Avenida La Flora Desierta, Joshua Tree, CA 92252, which will be acquired by Series #4 upon the close of the Initial Offering and any assets and liabilities associated with such asset and such other assets and liabilities acquired by Series #4. The maximum number of Series #4 Interests the Company can issue is 568,723. Concurrently, the company has entered into a Property Management Agreement with Here PM, another related party, to manage the property under Series #4. Under the agreement, the company will pay Here PM a monthly fee equal to 30% of the gross receipts for the rental of the property. Financial information for this entity is not currently available.

On April 15, 2022, the company established Here Collection LLC – Series #5, a Series of Here Collection LLC. The Series seeks to invest in the Series #5 Asset in accordance with the terms and conditions of the Amended and Restated Operating Agreement, dated January 28, 2022, of Here Collection LLC. The Series Assets of Series #5 shall compromise a residential property located at 12610 Erin Lea Ln, Panama City Beach, FL 32407, which will be acquired by Series #5 upon the close of the Initial Offering and any assets and liabilities associated with such asset and such other assets and liabilities acquired by Series #5. The maximum number of Series #5 Interests the Company can issue is 545,833. Concurrently, the company has entered into a Property Management Agreement with Here PM, another related party, to manage the property under Series #5. Under the agreement, the company will pay Here PM a monthly fee equal to 25% of the gross receipts for the rental of the property. Financial information for this entity is not currently available.

The Company has evaluated subsequent events that occurred after December 31, 2021 through April 21, 2022, the date the financial statements were available to be issued. There have been no other events or transactions during this time which require adjustment or disclosure in these financial statements.

1989 LORAINE ROAD

FINANCIAL STATEMENTS

AS OF

DECEMBER 31, 2021

Together with

Independent Auditor’s Report

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of 1989 Loraine Road

Opinion on the Financial Statements

We have audited the accompanying balance sheet of 1989 Loraine Road (the “Company”) as of December 31, 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period July 9, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period July 9, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2022

Lakewood, CO

April 14, 2022

1989 LORAINE ROAD

BALANCE SHEET

December 31, 2021
Assets:
Current assets
Cash and cash equivalents	$715
Total current assets	715

Property, net	301,490
Total assets	$302,205

Liabilities and Member’s Deficit:
Current liabilities
Due to related parties	330,970
Total current liabilities	330,970

Commitments and contingencies (Note 4)	-

Member’s deficit	(28,765)
Total member’s deficit	(28,765)
Total liabilities and member’s deficit	$302,205

See accompanying notes to financial statements.

1989 LORAINE ROAD

STATEMENT OF OPERATIONS

For the Period from Inception (July 9, 2021) to December 31, 2021
Revenues:
Rental income	$15,110
Total net revenues	15,110

Operating expenses:
General and administrative	2,330
Property expenses	41,545
Total operating expenses	43,875

Net loss	$(28,765)

See accompanying notes to financial statements.

1989 LORAINE ROAD

STATEMENT OF MEMBER’S DEFICIT

Total
Member’s
Deficit
Balance, July 9, 2021	$-
Net loss	(28,765)
Balance, December 31, 2021	$(28,765)

See accompanying notes to financial statements.

1989 LORAINE ROAD

STATEMENT OF CASH FLOWS

For the Period from Inception (July 9, 2021) to December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(28,765)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,638
Net cash used in operating activities	(24,127)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances	24,842
Net cash provided by financing activities	24,842

Increase in cash and cash equivalents	715
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$715

Supplemental disclosures of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-

Non cash investing and financing activities:
Purchase of property and improvements by a related party	$306,128

See accompanying notes to financial statements.

1989 LORAINE ROAD

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

1989 Loraine Road is a property that was acquired by Here Investments Inc. on July 9, 2021 (“Inception”). Prior to its acquisition, the property was owner-occupied with no significant business operations. The financial statements of 1989 Loraine Road (which may be referred to as the “Company”, the “Property”, “we,” “us,” or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Property is located in Largo, Florida.

The Property was acquired by Here Investments Inc. with the intention that it will be a “Series Asset”. As a Series Asset, the Property will be opened to investors to invest in and own a fractional ownership of the Property which will generate revenue as a vacation rental. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the Property entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Going Concern and Management’s Plans

The accompanying financial statements have been prepared assuming the Property will continue as a going concern. The Property has been newly acquired and has generated limited revenue from operations. The Property will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the Property’s ability to continue as a going concern.

During the next 12 months, the Property intends to fund operations through member and related party advances and debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the Property.  If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Property conform to accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

1989 LORAINE ROAD

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Property. Unobservable inputs are inputs that reflect the Property’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 -	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 -	Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 -	Unobservable inputs which are supported by little or no market activity.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to their short-term nature.

Risks and Uncertainties

The Property has a limited operating history and has not generated revenue from intended operations.  The Property’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Property’s control could cause fluctuations in these conditions, including but not limited to: recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside as a result of the coronavirus pandemic; travel restrictions; changes in the real estate market; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the Property’s financial condition and the results of its operations.

On January 20, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economic and financial markets of many countries, including the geographical area in which the Property operates. Measures taken by various governments to contain the virus have affected economic activity. Due to the Property’s recent acquisition, the impact on our business and results has not been significant. We will continue to follow the various government policies and advice, and, in parallel, we will do our utmost to continue our operations in the best and safest way possible without jeopardizing the health or our stakeholders.

Long-term decreased demand in the travel and rental housing industry would adversely affect our business model. Demand for rental and vacation housing is tied to the broader economy and factors outside the Property’s control. Should factors such as COVID-19 pandemic result in continued loss of general economic activity, we would experience a slower growth rate in demand for our products and services.

1989 LORAINE ROAD

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Property considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property

Property is recorded at cost, less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property is sold, retired, or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes, which is 27.5 years for the current property. Depreciation expense for the period from Inception to December 31, 2021 was $4,638. Accumulated depreciation as of December 31, 2021 was $4,638.

Revenue Recognition

The Property recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606 Revenue from Contracts with Customers. The Property determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Property expects to be entitled to in exchange for those goods or services. For rental income, this generally occurs monthly as the rents become due.

Income Taxes

The Property is taxed as a Limited Liability Company (LLC). Under these provisions, the Property does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the Property’s taxable income. The Property will pay state income taxes at reduced rates.

Concentration of Credit Risk

The Property maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Property may maintain balances in excess of the federally insured limits.

1989 LORAINE ROAD

NOTES TO FINANCIAL STATEMENTS

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The property is currently evaluating the impact on its financial statements.

The Financial Accounting Standards Board (“FASB”) issues Accounting Standard Updates (“ASU”) to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Property believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the property or (iv) are not expected to have a significant impact on the property.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the period ended December 31, 2021, a related party paid $299,780 for the purchase of the Property and $6,348 for building improvements on behalf of the Company. In addition, the related party advanced an additional $24,842 to the Company to fund operations. These amounts due to the related party are non-interest bearing and are due on demand.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Property is not currently involved with and does not know of any pending or threatening litigation against the Property.

NOTE 5 – MEMBER’S DEFICIT

The Company accounts for membership units as a percentage. As of December 31, 2021, the Company only has one member, its Managing Member. Allocation of income, losses, and voting is based on the percentages held by holder.

NOTE 6 – SUBSEQUENT EVENTS

On April 4, 2022, the property located at 1989 Loraine Rd., Largo, FL 33774, was sold to Here Collection – Series #1 for $328,665, which represents repayment by the property amounts due to Here Investments Inc, a related party.

The Property has evaluated subsequent events that occurred after December 31, 2021 through April 14, 2022, the date the financial statements were available to be issued. There have been no other events or transactions during this time which require adjustment or disclosure in these financial statements.

HERE COLLECTION LLC

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

AS OF

DECEMBER 31, 2021

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of Here Collection, LLC (the “Company” or “Here Collection”), and all subsequent Series, after giving effect to the business combination between Here Collection, and all subsequent Series, and adjustments described in the accompany notes.

The unaudited pro forma combined balance sheets of Here Collection, LLC and all subsequent Series as of December 31, 2021, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on December 31, 2021. The unaudited pro forma consolidated statements of operations for period from June 15, 2021, the inception date of Here Collection, to December 31, 2021, combine the historical results and operations of all subsequent Series and the Company giving effect to the transaction as if it occurred on June 15, 2021.

The unaudited pro forma combined financial information should be read in conjunction with the audited financial statements of Here Collection LLC and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

HERE COLLECTION LLC

UNAUDITED COMBINED PRO FORMA BALANCE SHEET

DECEMBER 31, 2021

	Here Collection, LLC	Series #1	Series #2	Series #3	Series #4	Pro Forma Combined
Assets
Current assets:
Cash	$-	$715	$-	$-	$-	$715
Total current assets	-	715	-	-	-	715

Property, net	-	301,490	802,000	650,000	816,000	2,569,490
Intangible assets, net	-		4,812	3,900	4,896	13,608
Total assets	$-	$302,205	$806,812	$653,900	$820,896	$2,583,813

Liabilities and Member’s Deficit
Current liabilities:
Due to related parties	-	330,970	360,971	290,297	328,011	1,310,249
Related party advances	230					$230
Total current liabilities	230	330,970	360,971	290,297	328,011	1,310,479

Loan payable, net			481,200	390,000	530,400	1,401,600
Total liabilities	230	330,970	842,171	680,297	858,411	2,712,079

Members’ equity:
Member Contributions	$-					-
Member’s equity	$(230)	$(28,765)	$(35,359)	$(26,397)	$(37,515)	$(128,266)
Total member’s equity	(230)	(28,765)	(35,359)	(26,397)	(37,515)	(128,266)
Total liabilities and member’s equity	$-	$302,205	$806,812	$653,900	$820,896	$2,583,813

HERE COLLECTION LLC

UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (JUNE 15 TO DECEMBER 31, 2021)

	Here Collection, LLC	Series #1	Series #2	Series #3	Series #4	Pro Forma Combined
Rental Income	$-	$15,110	$-	$-	$-	$15,110
Total Revenue		15,110				15,110

Operating Expenses:
General and administrative	230	3,188				3,418
Depreciation		4,638	11,665	9,454	11,869	37,626
HOA	-			223		223
Insurance			1,020	715	645	2,380
Property taxes		1,180	3,225	1,300	3,509	9,214
Repair and maintenance		34,869				34,869
Utilities		859				859
Total operating expenses	230	43,875	15,910	11,691	16,023	84,311

Loss from operations	(230)	(28,765)	(15,910)	(11,691)	(16,023)	(72,619)

Other income
Interest expense			18,246	13,731	20,829	52,806
Amortization			1,203	975	663	2,841
Total other income (expense), net	-	-	(19,449)	(14,706)	(21,492)	(55,647)

Net loss	$(230)	$(28,765)	$(35,359)	$(26,397)	$(37,515)	$(128,266)

NOTE 1 – BASIS OF PRESENTATION

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) transactions with supportable evidence, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The balance sheet as of December 31, 2021 and statements of operations for period from inception, June 15, 2021 to December 31, 2021 of Series #1 noted above as presented in the unaudited pro forma financial statements above, represents the historical amounts of the property acquired by Series #1 subsequent to December 31, 2021, 1989 Loraine Rd. Series #1 was owned by a related party and amounts above reflect the financial statements of 1989 Loraine. Each of the other Series properties are currently owner-occupied properties and there is no historical rental or operating history to form a basis of inclusion in the above proforma combined statements. Amounts set forth above for these other properties are based on operating quotes and historical property tax values presented at the time of these financials. Furthermore, the company has assumed that the property was acquired by the relevant Series prior to the close of the initial offerings for such Series and that the purchase price of each such property was funded in part with third-party financing described in Note 2 and the balance with related party financing on the terms described in Note 3. The properties and the associated loan fees for the building financing are listed at cost on the balance sheet as of Dec 31, 2021. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of each asset on the statement of operations for the period from inception June 15, 2021 to December 31, 2021. The property buildings are depreciated over 27.5 year and the loan fees are amortized over 2 years.

NOTE 2 – DESCRIPTION OF TRANSACTIONS

On August 1, 2021, the company established Here Collection LLC – Series #1, a Series of Here Collection LLC. The Series Assets of Series #1 shall comprise a residential property located at 1989 Loraine Rd., Largo, FL 33774, which, as of and for the period presented in the unaudited pro forma financial statements, would be acquired by Series #1 upon the close of the initial offering by Series #1. On April 4, 2022, the property located 1989 Loraine Rd., Largo, FL 33774, was sold to Here Collection – Series #1 for $328,665, which represents repayment by the property of amounts due to Here Investments Inc., a related party, including the original purchase price that Here Investments Inc. paid to acquire the property, and Series #1 paid $34,417 to Here Investments LLC as a sourcing fee.

On March 11, 2022, the company established Here Collection LLC – Series #2, a Series of Here Collection LLC. The Series Assets of Series #2 shall comprise a residential property located at 335 Maple Ridge Dr, Big Bear, CA 92314, which, as of and for the period presented in the unaudited pro forma financial statements, would be acquired by Series #2 upon the close of the initial offering by Series #2.. HCO 1 LLC, an affiliate of Here entered into the Big Bear Purchase Agreement to acquire the Big Bear Property and all furnishings from a third party seller on February 27, 2022, for approximately $802,000. It intends to assign the purchase agreement to Series #2 and Series #2 is expected to finance $481,200 of the purchase prices with a mortgage from Certain Lending, Inc, incurring an additional $4,812 in loan fees and additional costs.

On March 30, 2022, the company established Here Collection LLC – Series #3, a Series of Here Collection LLC. The Series Assets of Series #3 shall comprise a residential property located at 1182 Ski Mountain Rd., Gatlinburg, TN 37738, which, as of and for the period presented in the unaudited pro forma financial statements, would be acquired by Series #3 upon the close of the initial offering by Series #3. HCO 1 LLC, an affiliate of Here entered into the Gatlinburg Purchase Agreement to acquire the Gatlinburg Property from a third party seller on March 10, 2022, for $650,000. It intends to assign the purchase agreement to Series #3 and Series #3 is expected to finance $390,000 of the purchase prices with a mortgage from Certain Lending, Inc., incurring an additional $3,900 in loan fees and additional costs.

On April 6, 2022, the company established Here Collection LLC – Series #4, a Series of Here Collection LLC. The Series Assets of Series #4 shall comprise a residential property located at 4726 Avenida La Flora Desierta, Joshua Tree, CA 92252, which, as of and for the period presented in the unaudited pro forma financial statements, would be acquired by Series #4 upon the close of the initial offering by Series #4. HCO 1 LLC, an affiliate of Here entered into the Joshua Tree Purchase Agreement (as defined below) to acquire the Joshua Tree Property from a third party seller on April 4, 2022, for $816,000. It intends to assign the purchase agreement to Series #4 and Series #4 is expected to finance $530,400 of the purchase prices with a mortgage from Certain Lending, Inc., as discussed below, incurring an additional $4,896 in loan fees and additional costs.

For Series property acquisitions, it is intended that the company will follow the acquisition mechanics outlined below and in the Offering Circular.

NOTE 3 – ACQUISITION MECHANICS

Generally, the company and Here intends to arrange for the purchase of a specific residential property either directly by the Series or by Here or one of its wholly owned subsidiaries, as described below:

If the Here or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, it would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by Here prior to the sale to the Series.

In cases where Here identifies and intends to have the Series purchase that property directly from a third party Seller, it would use the proceeds of the offering for that Series to purchase the property and may finance a portion of the purchase price with a mortgage or other third party financing. The company generally expects to set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the net purchase of the Underlying Assets (less third party financing), plus closing and any loan costs and expected repairs, renovations or furnishings. If the purchase agreement for the property does not include a financing condition or the financing contingency has expired and the closing for the property occurs prior to sufficient minimum proceeds being received, Here or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the property that would be repaid with the proceeds of the offering.

Intercompany loans between Here or an affiliate of Here, on the one hand, and a Series, on the other hand, would generally have the following terms:

Interest: Interest will accrue on amounts outstanding under the loan at an annual fixed rate, simple interest, and would be payable upon maturity or upon full prepayment of the loan.

Security: The loan would be unsecured.

Default: Notwithstanding anything to the contrary in the agreement, if the borrower defaults in the performance of any obligation under the agreement, then the lender may declare the principal amount owing and interest due under the agreement at that time to be immediately due and payable.

Prepayment penalty: None

The company and Here reserves the right to adjust the acquisition mechanics described above at its discretion.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1.1	Dalmore Agreement **
2.1	Certificate of Formation of Here Collection LLC, as amended **
2.2	Second Amended and Restated Limited Liability Company Agreement of Here Collection LLC **
2.3	Series #1 Second Amended and Restated Series Designation **
2.4	Series #2 Amended and Restated Series Designation **
2.5	Series #3 Series Designation **
2.6	Series #4 Series Designation **
2.7	Series #6 Series Designation **
2.8	Series #7 Series Designation **
2.9	Series #8 Series Designation **
2.10	Series #9 Series Designation
2.11	Series #10 Series Designation
2.12	Series #11 Series Designation
4.1	Form of Subscription Agreement **
6.1	Real Estate Purchase Agreement dated November 29, 2021, between Here Collection LLC (formerly Here 001 LLC) and Here Acquisitions LLC (formerly Arrive 1 LLC) **
6.2	Amended and Restated Property Management Agreement between Here PM LLC and Series #1 **
6.3	California Residential Purchase Agreement and Addendum thereto, each dated February 27, 2022, among the sellers named therein and HCO 1 LLC **
6.4	Non-Binding Financing Offer from Certain Lending, Inc to HCO 1 LLC **
6.5	Amended and Restated Property Management Agreement between Here PM LLC and Series #2 **
6.6	Purchase and Sale Agreement and Addendum thereto, dated March 10, 2022, among the sellers named therein and HCO 1 LLC **
6.7	Property Management Agreement between Here PM LLC and Series #3 **
6.8	California Residential Purchase Agreement, dated April 4, 2022, among the sellers named therein and HCO 1 LLC **
6.9	Property Management Agreement between Here PM LLC and Series #4 **
6.10	Residential Contract for Sale and Purchase, dated April 8, 2022, among the sellers named therein and HCO 1 LLC **
6.11	Texas Residential Purchase Agreement, dated July 12, 2022, among the sellers named therein and HCO 1 LLC **
6.12	Property Management Agreement between Here PM LLC and Series #6 **
6.13	New Mexico Residential Purchase Agreement and Addendum thereto, dated July 13, 2022, among the sellers named therein and HCO 1 LLC **
6.14	Property Management Agreement between Here PM LLC and Series #7 **
6.15	Purchase and Sale Agreement, dated July 19, 2022, among the sellers named therein and HCO 1 LLC **
6.16	Property Management Agreement between Here PM LLC and Series #8 **
6.17	Residential Resale Real Estate Purchase Contract, dated August 3, 2022, among the sellers named therein and HCO 1 LLC
6.18	Property Management Agreement between Here PM LLC and Series #9
6.19	California Residential Purchase Agreement, dated August 3, 2022, among the sellers named therein and HCO 1 LLC
6.20	Property Management Agreement between Here PM LLC and Series #10
6.21	Residential Resale Real Estate Purchase Contract, dated August 7, 2022, among the sellers named therein and HCO 1 LLC
6.22	Property Management Agreement between Here PM LLC and Series #11
8.1	Escrow Agreement **
11	Auditor’s Consent
12	Opinion of Goodwin Procter LLP
13	Testing the waters materials **

**	Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of Florida, on August 17, 2022.

Here Collection LLC

a Delaware limited liability company

By	HERE Investments Inc., a Delaware corporation Its: Managing Member

	By:	/s/ Corey Ashton Walters
	Name:	Corey Ashton Walters
	Title:	Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Here Collection LLC

a Delaware limited liability company

By	HERE Investments Inc., a Delaware corporation Its: Managing Member

	By:	/s/ Corey Ashton Walters
	Name:	Corey Ashton Walters
	Title:	Chief Executive Officer, Principal Executive Officer, Chief Financial Officer and Principal Accounting Officer of Here Investments Inc.

Date: August 17, 2022

III-2